Exhibit 10.26

Dated 28 April 2022

Share Sale and Purchase Agreement

relating to Zeelo Limited

between

The Investor Sellers

The Management Sellers

The Minority Sellers

Swvl Holdco Corp

Swvl Global FZE

and

Swvl Holdings Corp

This Agreement is made on 28 April 2022

Between:

(1)	The persons whose details are set out in Part 1 (Investor Sellers) of Schedule 1 (The Sellers) (jointly referred to as the “Investor Sellers” and individually as an “Investor Seller”);

(2)	The persons whose details are set out in Part 2 (Management Sellers) of Schedule 1 (The Sellers) (jointly referred to as the “Management Sellers” and individually as a “Management Seller”);

(3)	The persons whose details are set out in Part 3 (Minority Sellers) of Schedule 1 (The Sellers) (jointly referred to as the “Minority Sellers” and individually as a “Minority Seller”);

(4)	The Investors Sellers’ Representative;

(5)	The Management and Minority Sellers’ Representative;

(6)

Swvl Holdco Corp, a BVI business company incorporated in the British Virgin islands with registered number 2096167and whose registered office is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (the “Purchaser”);

(7)

Swvl Global FZE, a free zone establishment with limited liability organized under the laws of the Dubai World Trade Centre with license number L-0406 and whose registered office is at Floor 2, the Offices 4 – One Central, Dubai World Trade Centre, Dubai, the United Arab Emirates (the “Swvl Global”); and

(8)

Swvl Holdings Corp, a BVI business company incorporated in the British Virgin islands with registered number 2070410 and whose registered office is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (“Swvl TopCo”).

Whereas:

(A)	Particulars of the Company and each of its Subsidiaries (as defined in Clause 1.1 (Interpretation)) are set out in Schedule 2 (The Group).

(B)

The Sellers have agreed to sell and the Purchaser has agreed to purchase the Shares (as defined in Clause 1.1 (Interpretation)) in each case on the terms and subject to the conditions of this Agreement.

(C)	This Agreement is entered into for the purposes of, and in connection with, the sale and purchase of the Group and the Business (as defined in Clause 1.1 (Interpretation)).

It is agreed:

1.	Interpretation

1.1	In this Agreement:

“A Loan Notes” has the meaning given to it in Clause 3.2 (Consideration);

“A Put Price” has the meaning given to it in Clause 3.2 (Second A Put Option);

“Accounts Date” means 31 December 2021;

“Affiliate” means, in respect of each Seller, its subsidiaries and subsidiary undertakings, any holding company or parent undertaking of that Seller and all other subsidiaries and subsidiary undertaking of any such holding company or parent undertaking as the case may be from time to time;

“Agents” means, in relation to a person, that person’s directors, officers, employees, advisers, agents and representatives;

“Audit Adjustment” has the meaning given to it in 3.15 (Consideration);

“Audited Accounts” means the audited financial statements of the Company and the audited consolidated financial statements of the Group for the accounting reference period ended on the Accounts Date, together with, in each case, the auditors’ and directors’ reports and the notes on the audited financial statements, such financial statements comprising, in each case, a balance sheet, a profit and loss account and a cash flow statement;

“B Loan Notes” has the meaning given to it in Clause 3.4 (Consideration);

“B Put Price” has the meaning given to in Clause 3.4 (Second B Put Option);

“BCA” means the BVI Business Companies Act (As Revised);

“Business” means the business of the Group comprising a B2B bus sharing platform, generating revenue from supplying technology enabled and sustainable commuting solutions to organisations, including corporates and schools, as conducted by it on the date of this Agreement;

“Business Day” means a day (other than a Saturday or Sunday or a public holiday) when commercial banks are open for ordinary banking business in the BVI, United Kingdom and United Arab Emirates;

“Business Intellectual Property” means the Intellectual Property or Registered Intellectual Property owned, used or held for use by the Group;

“BVI” means the British Virgin Islands;

“C Loan Notes” means loan notes issued pursuant to the terms of the Swvl Inc Loan Note Instrument between the Sellers and Swvl Inc in accordance with the terms of the First C Put Option;

“CTA” means the Corporation Tax Act 2010;

“Claim” means any Warranty Claim, or any Tax Covenant Claim;

“Close Brother Facility” means the debt purchasing arrangements for the provisions of working capital to the Company comprising of:

(a)	a signed debt purchasing agreement between the Company and Close Invoice Finance Limited for up to £1,500,000;

(b)	standard terms and conditions (relating to the debt purchasing agreement); and

(c)	a recovery loan scheme side letter dated 1 December 2021.

“Companies Act” means the Companies Act 2006;

“Company” means Zeelo Limited, further details of which are set out in Part 1 of Schedule 2 (The Group);

“Completion” means completion of the sale and purchase of the Shares under this Agreement;

“Completion Date” means 24 May 2022 or such other date as the Parties agree in writing;

“Consideration” means the consideration payable for the Shares as set out in Clause 3 (Consideration);

“Consideration A Shares” means 1,875,410 Preferred A Shares of the Purchaser having the rights set out in the Purchaser’s M&As;

“Consideration B Shares” means 937,706 Preferred B Shares of the Purchaser having the rights set out in the Purchaser’s M&As;

“Consideration C Shares” means 2,813,121 Preferred C Shares of the Purchaser having the rights set out in the Purchaser’s M&As;

“Consideration D Shares” means 2,813,121 Preferred D Shares of the Purchaser having the rights set out in the Purchaser’s M&As;

“Consideration E Shares” means 2,813,121 Preferred E Shares of the Purchaser having the rights set out in the Purchaser’s M&As;

“Consideration Shares” means, together, the Consideration A Shares, the Consideration B Shares, the Consideration C Shares, the Consideration D Shares, and the Consideration E Shares;

“Convertible Promissory Note (Signing)” means the US$ 5,000,000 convertible promissory note entered into between the Company as borrower and Swvl Global FZE as lender on or around the date of this Agreement;

“D Loan Notes” means loan notes issued pursuant to the terms of the Swvl Inc Loan Note Instrument between the Sellers and Swvl Inc in accordance with the terms of the First D Put Option;

“Deferred Cash Consideration” means the portion of the Consideration payable in cash by the Purchaser to the Sellers pursuant to Clauses 3.1(b) and 3.1(c) (Consideration);

“Deferred Cash Consideration Date” means each date on which the Deferred Cash Consideration is paid by the Purchaser to the Sellers pursuant to Clauses 3.1(b) and 3.1(c) (Consideration);

“Deferred Consideration” means each of the Deferred Cash Consideration and the Deferred Share Consideration;

“Deferred Consideration Date” means each of the Deferred Cash Consideration Date and the Deferred Share Consideration Date;

“Deferred Share Consideration Date” means each of the First Deferred Share Consideration Date and the Second Deferred Share Consideration Date;

“E Loan Notes” means loan notes issued pursuant to the terms of the Swvl Inc Loan Note Instrument between the Sellers and Swvl Inc in accordance with the terms of the First E Put Option;

“Earn-out Consideration” has the meaning given to it in Schedule 5 (Earn-out Consideration);

“Employee Option Exercise Documents” means:

(a)	option exercise notices from each Employee Optionholder who is exercising or has exercised some/all of his/her Employee Options prior to Completion;

(b)	election forms under section 431(1) ITEPA 2003 disapplying all restrictions in relation to each Employee Optionholder (UK) becoming the owner of a proportion of the Option Shares; and

(c)

board resolutions of the Company approving the exercise of the Employee Options and the issue of the Employee Option Shares under the Employee Options (as well as any shareholder approvals that may be required);

“Employee Option Shares” means the total of 23,719,166 ordinary shares of £0.00001 each in the capital of the Company (being part of the Shares);

“Employee Options Roll-over Agreements” means the agreements in substantially agreed form pursuant to which the Employee Optionholders (Rolling) will exchange the unexercised part of their Employee Options for Swvl TopCo Options (in respect of such number of TopCo Consideration Shares as is equivalent to the numbers and classes of shares as set out against their respective names in columns (4) to (8) of the table in Part 4 of Schedule 1);

“Employee Optionholders” those Sellers whose names are set out in Part 4 (Employee Optionholders) of Schedule 1 (The Sellers);

“Employee Optionholders (Rolling)” those Employee Optionholders against whose name ‘No’ appears in the third column of the table in Part 4 (Employee Optionholders) of Schedule 1 (The Sellers);

“Employee Optionholders (UK)” those Employee Optionholders against whose name ‘Yes’ appears in the third column of the table in Part 4 (Employee Optionholders) of Schedule 1 (The Sellers);

“Employee Options” means the options to subscribe for shares in the capital of the Company granted by the Company to the Employee Optionholders;

“Encumbrance” means any pledge, charge, lien, mortgage, debenture, hypothecation, security interest, pre-emption right, option, claim, equitable right, power of sale, pledge, retention of title, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the above;

“Excluded Tax Covenant Claim” means any claim by the Purchaser under paragraph 2.8 or paragraph 2.9 of the Tax Covenant (in each case, together with any corresponding claim under paragraph 2.10 of the Tax Covenant);

“First A Put Option” means a Put Option Agreement, in substantially agreed form entered into between the Sellers and Swvl Inc;

“First B Put Option” means a Put Option Agreement, in substantially agreed form entered into between the Sellers and Swvl Inc;

“First C Put Option” means a Put Option Agreement, in substantially agreed form entered into between the Sellers and Swvl Inc;

“First D Put Option” means a Put Option Agreement, in substantially agreed form entered into between the Sellers and Swvl Inc;

“First E Put Option” means a Put Option Agreement, in substantially agreed form entered into between the Sellers and Swvl Inc;

“First Deferred Share Consideration Date” means 30 September 2022;

“Funding Plan Obligation” has the meaning given to it in paragraph 5.1(a) of Schedule 5 (Earn-out Consideration);

“Group” means the Company and its Subsidiaries and the expression “Group Company” shall be construed accordingly;

“Group Auditors” means Mazars LLP;

“Guaranteed Obligations” has the meaning given to it in Clause 14.1 (Guarantee);

“Initial Cash Consideration” means the portion of the Consideration payable in cash by the Purchaser to the Sellers pursuant to Clause 3.1(a) (Consideration);

“Intellectual Property” means patents, utility models, trade marks, service marks, trade and business names, registered designs, design rights, copyright and neighbouring rights, database rights, domain names, semi-conductor topography rights and rights in the Business’ information, inventions, Software, trade secrets, confidential information of all kinds and other similar proprietary rights which may subsist in any part of the world and whether registered or not, including, where such rights are obtained or enhanced by registration, any registration of such rights and rights to apply for such registrations;

“Interest Rate” 3-months LIBOR plus five percent (5%) per annum;

“Investor Sellers’ Representatives” means the individual identified in Clause 25.1 (Sellers’ Representatives) as the representative of the Investor Sellers;

“Leakage” means:

(a)

in each case (A) by the Company to, on behalf of or for the benefit of the Sellers or any of their Related Persons and (B) during the period from (but excluding) the Locked Box Date to (and including) the Completion Date:

(i)	any dividend or distribution (whether in cash or in kind) or any payments in lieu of any dividend or distribution, declared, paid or made;

(ii)	any redemption, repurchase, repayment or return of shares or other securities, or return of capital (whether by reduction of capital or otherwise and whether in cash or in kind);

(iii)	any consultant, advisory, management, monitoring, service, shareholder or other fees, charges or compensation of a similar nature paid;

(iv)

any professional advisers’ fees, expenses or other costs of the Sellers including any VAT, paid or agreed to be paid or incurred or owing by the Company in connection with the preparation, negotiation or consummation of this Agreement, the sale of the Shares;

(v)	any payments made or agreed to be made, future benefits or transactions of any kind;

(vi)	any waiver, deferral or release (whether conditional or not) of any amount, right, value, benefit or obligation owed or due to the Company;

(vii)	any liability or obligation (contingent or otherwise) assumed or discharged or agreed to be assumed or discharged; and

(viii)	any guarantee, indemnity or Encumbrance provided by, or over the assets of, the Company,

but, in each case, not including any Permitted Leakage;

(b)	in connection with the preparation, negotiation or consummation of the transactions contemplated by this Agreement any:

(i)	third party fees, costs or expenses incurred or paid by any member of the Group; and

(ii)	bonuses, incentives or commission (including any transaction or retention bonuses for management) paid or made (or declared to be or treated as paid or made),

during the period from (but excluding) the Locked Box Date to (and including) the Completion Date but, in each case, not including any Permitted Leakage; and

(c)

any agreement to enter into or carry out any of the actions or transactions referred to in paragraphs above entered into during the period from (but excluding) the Locked Box Date to (and including) the Completion Date;

(d)

any amount in respect of VAT, paid, payable, required to be accounted for or agreed to be paid by any Group Company as a consequence of any of the matters referred to in paragraphs (a) to (c) above; and

(e)

any Tax paid, payable, required to be accounted for or agreed to be paid, at any time, by any Group Company (or which would have been payable by any Group Company but for the use of a Relief) as a consequence of any of the matters referred to in paragraphs (a) to (c) above (which shall for the purposes of this paragraph (e) and of any clauses using the term Leakage in this Agreement be deemed to have been received by the person receiving the benefit of the matter in question);

“Liabilities Delta” means the quantum of the difference between the liabilities of the Company and/or any Subsidiary set out in the Audited Accounts as against those disclosed in the Locked Box Accounts;

“Loan Note” means each of the A Loan Note, B Loan Note, C Loan Note, D Loan Note, and E Loan Note, each in substantially agreed form.

“Locked Box Date” means 31 December 2021;

“Locked Box Accounts” means the unaudited balance sheet of the Company and each Subsidiary as at the Locked Box Date and the unaudited profit and loss account and unaudited cash flow statement of the Company and each Subsidiary for the period ended on such date;

“Management and Minority Sellers’ Representatives” means the individual identified in Clause 25.1 (Sellers’ Representatives) as the representative of the Management Sellers and the Minority Sellers;

“Management Warrantors” means John Slingsby, Sam Ryan, Chris Hall and Barnaby Williams, as the case may be;

“Management Warranty Deed” means the management warranty deed dated and delivered on the date of this Agreement by the Management Warrantors to the Purchaser;

“No Leakage Covenant” has the meaning given to it in Clause 3.10 (Consideration);

“Party” means a party to this Agreement and “Parties” shall mean the parties to this Agreement;

“Permitted Leakage” means the following payments made, or to be made, by the Company or any Group Company:

(a)

ordinary course of business payments made to any of the Management Sellers or Minority Sellers in the form of annual bonuses paid to, or other employment and contractual entitlements of, any of the Management Sellers or Minority Sellers that, in each case, are consistent with the Company’s past practice in the twelve months’ period immediately preceding the Completion Date (including any VAT, or in each case the equivalent in any jurisdiction outside the UK);

(b)	payments have been specifically accrued or provided for in the Locked Box Accounts; and

(c)	any other payment, accrual, transfer of assets or assumption of liability by the Company or any of the Subsidiaries which the Purchaser has expressly approved in writing,

and, in each case, unrelated to the Transaction and any such payments made shall not in the aggregate exceed one percent (1%) of the Company’s gross revenue as set out in the Locked Box Accounts;

“Pro Rata Portion A” means, in relation to a Seller, the percentage figure specified opposite that Seller’s name in the eleventh column of the respective tables in Part 1, Part 2, and Part 3 of Schedule 1 (The Sellers);

“Pro Rata Portion B” means, in relation to a Seller, the percentage figure specified opposite that Seller’s name in the twelfth column of the respective tables in Part 1, Part 2, and Part 3 of Schedule 1 (The Sellers);

“Purchaser’s M&As” means the amended and restated memorandum and articles of association of the Purchaser, in agreed form, a copy of which is set out in Schedule 6, to be adopted on or before the Completion Date;

“Purchaser’s Group” means the Purchaser, its subsidiaries and subsidiary undertakings, any holding company or parent undertaking of the Purchaser and all other subsidiaries and subsidiary undertakings of any such holding company or parent undertaking as the case may be from time to time (and including, after Completion, the Group);

“Purchaser’s Solicitors” means White & Case LLP;

“Put Option Agreements” means, together, the First A Put Option, the First B Put Option, the First C Put Option, the First D Put Option, the First E Put Option, the Second A Put Option, the Second B Put Option, the Second C Put Option, the Second D Put Option, and the Second E Put Option;

“Registered Intellectual Property” means patents, registered trade marks and service marks, registered designs, domain name registrations (and applications for any of the same), owned, used or held for use by a Group Company;

“Related Persons” means, in respect of a Seller:

(a)	who is a natural person, any person connected with such Seller, other than the Company and the Subsidiaries; or

(b)	which is not a natural person, that Seller’s Affiliates;

“Relevant Party’s Group” means, in relation to a Party, that Party’s subsidiaries and subsidiary undertakings, any holding company or parent undertaking of that Party and all other subsidiaries and subsidiary undertakings of any such holding company or parent undertaking as the case may be from time to time (but, in the case of a Seller, excluding the Group);

“Relevant Persons” has the meaning given in Clause 13.4;

“Relief” has the meaning given in paragraph 1.1 of Schedule 4;

“Restricted Companies” means Busup España (Spain), Volt Lines (Turkey), Lüla (South Africa), Chalo (India), MoveInSync (India), RideHip (USA), Share Mobility (USA), Via (USA), Mi Aguila (Colombia), Jetty (Mexico), Jetir (Bangladesh), Busser (Brazil), Airlift (Pakistan), Urbvan (Mexico), Buseet (Egypt), Flixbus (Germany), SWAT (Singapore) and Mirai Share (Japan);

“Restricted Investors” has the meaning given in Clause 7.2;

“Second A Put Option” means the Put Option Agreement, in substantially agreed form be entered into between the Sellers and Swvl TopCo ;

“Second B Put Option” means a Put Option Agreement, in substantially agreed form entered into between the Sellers and Swvl TopCo ;

“Second C Put Option” means a Put Option Agreement, in substantially agreed form entered into between the Sellers and Swvl TopCo ;

“Second D Put Option” means a Put Option Agreement, in substantially agreed form entered into between the Sellers and Swvl TopCo;

“Second E Put Option” means a Put Option Agreement, in substantially agreed form be entered into between the Sellers and Swvl Topco;

“Second Deferred Share Consideration Date” means 31 March 2023;

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder;

“Seller” means each of the Investor Sellers, the Management Sellers, and the “Minority Sellers”, comprising together, for the avoidance of doubt, all holders of equity and equity-like securities in the Company as at immediately prior to the date of this Agreement;

“Sellers’ Designated Account” means the Sellers’ Solicitors US$ denominated bank account with Barclays, sort code [omitted], account number [omitted], Swift [omitted] and account name [omitted];

“Sellers’ Representatives” means the Investor Sellers’ Representative and the Manager Sellers’ Representative;

“Sellers’ Solicitors” means Joelson LLP;

“Shares” means the 60,619,167 ordinary shares of £0.00001 each, 56,230,000 class A preferred shares of £0.00001 each and 8,890,000 preferred shares of £0.00001 each, comprising the entire issued share capital of the Company on a fully-diluted basis;

“Software” means any and all computer programs in both source and object code form, including all modules, routines and sub-routines thereof and all related source and other preparatory materials including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and including any manuals or other documentation relating thereto and computer generated works;

“Subsidiary” means any subsidiary or subsidiary undertaking of the Company, particulars of each of which are set out in Part 2 of Schedule 2 (The Group), and “Subsidiaries” shall mean all such subsidiaries and subsidiary undertakings of the Company;

“Swvl Inc” means Swvl Inc.;

“Swvl Inc Loan Note Instrument” means the loan note instrument in agreed constituted by Swvl Inc;

“Swvl Inc Loan Notes” means loan notes issued pursuant to the terms of the Swvl Inc Loan Note Instrument;

“Swvl Securities” means the Consideration Shares, the Topco Consideration Shares and the Loan Notes;

“Swvl TopCo Options” means options to subscribe for TopCo Consideration Shares granted to the Employee Optionholders (Rolling) in consideration for the exchange of their respective outstanding Employee Options as at Completion;

“Tax” or “Taxation” has the meaning given in paragraph 1.1 of Schedule 4;

“Taxation Authority” has the meaning given in paragraph 1.1 of Schedule 4;

“Tax Covenant” means the provisions contained in Schedule 4;

“Tax Covenant Claim” means a Claim by the Purchaser under the Tax Covenant;

“Transaction” means the transactions consummated by this Agreement;

“Transaction Documents” means this Agreement, the Management Warranty Deed, the Disclosure Letter, the Put Option Agreements, Swvl Inc Loan Note Instrument and any Loan Note constituted thereunder from time to time, and “Transaction Document” shall mean any one of them;

“TopCo Consideration Shares” means class A ordinary shares with a par value of US$0.0001 each in Swvl TopCo issued from time to time as consideration pursuant to this Agreement;

“UK Government Bounce Back Loan” means the loan provided by British Business Bank plc to the Company pursuant to the offer letter dated 11 February 2021.

“UK Registrar” means the registrar of companies for England and Wales;

“US$” means United States dollars, the lawful currency of the United States of America;

“VAT” means value added tax as defined in the Value Added Tax Act 1994, any value added, consumption, turnover, sales, use, distribution or corresponding Tax, any goods and services Tax and all Taxes of a similar nature levied in addition to or in substitution for such Taxes;

“Warranties” means the representations and warranties referred to in Clause 5 (Sellers’ Warranties) and “Warranty” shall mean any one of them; and

“Warranty Claim” means any claim for breach of Warranty.

1.2

The expression “in the agreed terms” or “in agreed form” means in the form agreed between the Purchaser and the Sellers and signed for the purposes of identification by or on behalf of the Purchaser and the Sellers.

1.3	Any reference to “writing” or “written” means any method of reproducing words in a legible and non-transitory form (excluding, for the avoidance of doubt, email).

1.4	References to “include” or “including” are to be construed without limitation.

1.5	References to a “company” include any company, corporation or other body corporate wherever and however incorporated or established.

1.6

References to a “person” include any individual, company, partnership, joint venture, firm, association, trust, governmental or regulatory authority or other body or entity (whether or not having separate legal personality).

1.7	The expressions “body corporate”, “holding company”, “parent undertaking”, “subsidiary” and “subsidiary undertaking” shall have the meaning given in the Companies Act.

1.8

A Claim (other than a Tax Covenant Claim), and/or a claim for breach of the No Leakage Covenant and/or a claim for a breach of obligations under Clause 7 (Restrictions on Sellers) and/or Clause 9 (Confidentiality) shall be deemed to be “Resolved” if it has been:

(a)	agreed in writing between the Purchaser and the Sellers (acting reasonably) as to both liability and quantum;

(b)

finally determined (as to both liability and quantum) by a court of competent jurisdiction from which there is no reasonable case for appeal based on the facts, matters and circumstances of the underlying Claim or claim, or from whose judgment the relevant party is debarred (by passage of time or otherwise) from making an appeal; or

(c)	unconditionally withdrawn by the Purchaser in writing.

1.9	Any Tax Covenant Claim under this Agreement should be deemed due and payable.

1.10	The table of contents and headings are inserted for convenience only and do not affect the construction of this Agreement.

1.11	Unless the context otherwise requires, words in the singular include the plural and vice versa and a reference to any gender includes all other genders.

1.12	References to Clauses, paragraphs and Schedules are to clauses and paragraphs of, and schedules to, this Agreement. The Schedules form part of this Agreement.

1.13	A person shall be deemed to be connected with another if such person is connected with the other within the meaning of s.1122 of CTA.

1.14

References to any statute or statutory provision include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any subordinate legislation made under the relevant statute or statutory provision.

1.15

References to any English legal term for any action, remedy, method of financial proceedings, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.16

Unless expressly provided otherwise, the provisions of this Agreement which relate to the Sellers (including the Warranties) are given and entered into by them jointly and severally. The Purchaser may release or compromise the liability of a Seller without affecting the liability of the other Sellers. If any liability of a Seller is, or becomes illegal, invalid or unenforceable in any respect this shall not affect or impair the liability of the other Sellers under this Agreement.

1.17

Any reference to currency in this Agreement shall be to US$, and all payments required in accordance with this Agreement shall be made in US$ and shall be paid in full without deduction of any bank charges or transaction fees. For the purposes of applying a reference to a monetary sum expressed in US$, an amount in a different currency shall be converted into US$ on a particular date at an exchange rate equal to the mid-point closing rate for converting that currency into US$ on that date as quoted in the London edition of the Financial Times first next published (or, if no such rate is quoted in the Financial Times, the mid-point closing rate quoted by Barclays Bank PLC in London). In relation to a Claim, the date of such conversion shall be the date of receipt of notice of that Claim.

1.18

The expressions “ordinary course of business” or “business in the ordinary course” mean the ordinary and usual course of business of the relevant Group Company, consistent in all respects (including nature and scope) with the prior practice of such Group Company.

1.19	This Agreement shall be binding on and be for the benefit of the successors and personal representatives of the Parties.

2.	Sale and Purchase

2.1

Each Seller shall sell and the Purchaser shall purchase the Shares with all rights now or in the future attaching to them (including without limitation the right to receive all dividends, distributions and interest or any return of capital declared, made or paid on or after the date of this Agreement) and each of the Sellers shall transfer full legal and beneficial title to the Shares to the Purchaser free from all Encumbrances, on the terms of this Agreement.

2.2	Each Seller hereby severally waives and shall procure the waiver of any restrictions on transfer (including all pre-emption rights) which may exist in relation to the Shares.

2.3	The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

3.	Consideration

3.1	The consideration for the sale and purchase of the Shares is up to US$ 171,663,240 in cash and Consideration Shares which shall be satisfied:

(a)	as to US$ 17,069,225, on Completion, by the payment in cash by the Purchaser in to the Sellers’ Designated Account;

(b)

as to US$ 17,069,225 by the payment in cash by the Purchaser in to the Sellers’ Designated Account, on or before 4 July 2022 provided that interest shall accrue, from and including the next day following the Completion Date until the date of actual payment by the Purchaser, daily on any amounts paid by the Purchaser pursuant to this Clause 3.1(b) at the following rates of interest:

(i)	from the next day following the Completion Date until 4 July 2022 (both dates inclusive), at a rate of 1% per month; and

(ii)	from 5 July 2022 until the date of actual payment by the Purchaser (both dates inclusive), at a rate of 5% per month;

(c)	as to US$ 25,000,000 (less any Audit Adjustment), by the payment in cash by the Purchaser in to the Sellers’ Designated Account, on:

(i)	30 September 2022, failing which;

(ii)

any date between (and including) 1 October 2022 and 31 December 2022, provided that, interest shall accrue at the Interest Rate for any amounts paid by the Purchaser pursuant to this Clause 3.1(c) following 30 September 2022, from 30 September 2022 until the date of actual payment by the Purchaser;

(d)

by the issuance at Completion by the Purchaser to the Sellers of the Consideration Shares to the Sellers (such Consideration Shares to be apportioned between the Sellers in accordance with the allocations set out in columns (6) to (10) of the tables in Part 1, Part 2 and Part 3 (respectively) of Schedule 1); and

(e)	as to any Earn-out Consideration, as calculated and procured by the Purchaser in accordance with Schedule 5 (Earn-out Consideration).

The sum of US$ 733,105.36 (being the aggregate exercise price payable by the relevant Employee Optionholders in respect of the exercise of the Employee Option Shares (“Option Exercise Price”)) shall be retained by the Purchaser from the amount otherwise payable, pursuant to 3.1(a), to the Employee Optionholders subscribing for the Employee Option Shares, and shall be paid by the Purchaser to the Company in full satisfaction of the Option Exercise Price. The Initial Cash Consideration and the Deferred Cash Consideration shall be apportioned among the Sellers in accordance with the Sellers’ respective Pro Rata Portion B.

Deferred Share Consideration – first tranche

3.2

On the First Deferred Share Consideration Date, the Sellers shall have the right to exercise the First A Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire all of the Consideration A Shares then held by the Sellers in consideration for the issue of Swvl Inc Loan Notes with an aggregate value determined as follows (the “A Loan Notes”), upon and subject to the terms and conditions of the First A Put Option, such A Loan Notes to be apportioned among the Sellers as confirmed in writing to the Purchaser by the Sellers’ Representatives on the First Deferred Share Consideration Date in accordance with the Sellers’ Pro Rata Portion A:

A Put Price	Aggregate value of Swvl Inc Loan Notes to be issued
US$8.00 and US$12.00 (both prices inclusive)	US$	18,754,100
less than US$8.00	US$	15,003,280.00
more than US$12.00	US$	22,504,920.00

where the “A Put Price” is the fourteen (14) day volume weighted average trading price of the TopCo Consideration Shares immediately prior to First Deferred Share Consideration Date.

3.3

Upon completion of the First A Put Option, the Sellers shall have the right to exercise the Second A Put Option pursuant to which they shall be entitled to require Swvl TopCo, and Swvl TopCo shall be required, to acquire all of the A Loan Notes in consideration for the issuance of such number of TopCo Consideration Shares as is calculated by dividing the aggregate value of the A Loan Notes by the A Put Price (provided always that the relevant number of TopCo Consideration Shares issued shall be rounded up (if 0.5 or over) or down to the nearest whole number), upon and subject to the terms and conditions of the Second A Put Option.

Deferred Share Consideration – second tranche

3.4

On the Second Deferred Share Consideration Date, the Sellers shall have the right to exercise the First B Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire all of the Consideration B Shares then held by the Sellers in consideration for the issue of Swvl Inc Loan Notes with an aggregate value determined as follows (the “B Loan Notes”), upon and subject to the terms and conditions of the First B Put Option, such B Loan Notes to be apportioned among the Sellers as confirmed in writing to the Purchaser by the Sellers’ Representatives on the Second Deferred Share Consideration Date in accordance with the Sellers’ Pro Rata Portion A:

B Put Price	Aggregate value of Swvl Inc Loan Notes to be issued
US$8.00 and US$12.00 (both prices inclusive)	US$	9,377,060
less than US$8.00	US$	7,501,648.00
more than US$12.00	US$	11,252,472.00

where the “B Put Price” is the fourteen (14) day volume weighted average trading price of the TopCo Consideration Shares immediately prior to Second Deferred Share Consideration Date.

3.5

Upon completion of the First B Put Option, the Sellers shall have the right to exercise the Second B Put Option pursuant to which they shall be entitled to require Swvl TopCo, and Swvl TopCo shall be required, to acquire all of the B Loan Notes in consideration for the issuance of such number of TopCo Consideration Shares as is calculated by dividing the aggregate value of the B Loan Notes by the B Put Price (provided always that the relevant number of TopCo Consideration Shares issued shall be rounded up (if 0.5 or over), upon and subject to the terms and conditions of the Second B Put Option.

3.5A

Notwithstanding anything to the contrary in this Agreement, in no event shall the Issuers be obligated to issue any securities (as defined under the Securities Act) to any Seller or any other person that is not an “accredited investor” (as defined by Rule 501 of the Securities Act). Each Seller agrees to provide any information and certifications requested by any Issuer related to confirming such Seller’s status as an “accredited investor”. In the event that any Seller or other person does not receive securities to which it is otherwise entitled pursuant to this Agreement as a result of not being an “accredited investor” (as defined by Rule 501 of the Securities Act), they shall be entitled to receive an amount in cash equal to value of the securities they would have otherwise received with such value determined by reference to fourteen (14) days weighted average trading price immediately prior to the date upon which the relevant Seller was entitled to receive such securities.

Call option over Consideration Shares

3.6	If:

(a)

any amount becomes due and payable by a Seller in respect of a Claim and/or a breach of the No Leakage Covenant and/or a claim for a breach of obligations under Clause 7 (Restrictions on Sellers) and/or Clause 9 (Confidentiality) which has been Resolved (each being a “Relevant Claim”); and

(b)	such amount has not been discharged (or discharged in full) in cash or otherwise within 20 Business Days of written request by the Purchaser,

the Purchaser shall be entitled in its sole discretion to request in writing to the relevant Seller that the relevant Seller transfers to the Purchaser or to any other person nominated by the Purchaser (the “Transferee”), the legal and beneficial title of all or any of its Consideration Shares, free from all Encumbrances, to satisfy all of the amount which has become due and payable in respect of such Seller’s Pro-rata Portion of the Relevant Claim, provided that the aggregate market trading price of such Consideration Shares being transferred (at the time of each such transfer) shall not exceed the Seller’s Pro-rata Portion of the Relevant Claim (the “Call Option”). In the event that the Purchaser exercises the Call Option, the relevant Seller(s) shall at their own cost do, execute and deliver or procure to be done, executed and delivered all such acts, documents and things required by law or as may be necessary to transfer the relevant Consideration Shares to the Transferee.

3.7

If the Purchaser has exercised the Call Option pursuant to Clause 3.6 and a Seller fails to comply with his or her obligations under Clause 3.6, any director of the Purchaser may execute and deliver to the Transferee a transfer of the relevant Consideration Shares on behalf of the Seller. Each Seller hereby:

(a)	irrevocably and by way of security for its obligations under this Agreement appoints any one director of the Purchaser as its attorney following the exercise of the Call

Option to execute a transfer of the relevant Consideration Shares on the Seller’s behalf in favour of the Transferee and to execute such other documents and do all such other acts as may be necessary to transfer title to the relevant Consideration Shares to the Transferee;

(b)

undertakes to ratify whatever such director may lawfully do or cause to be done as its attorney in accordance with this power of attorney and to indemnify and keep such attorney indemnified from and against all claims, costs, expenses damages and losses which the attorney may suffer or incur as a result of the lawful exercise by him or her of the powers conferred on him under this power of attorney; and

(c)	authorises the directors of the Purchaser to approve the registration of such transfer(s) or other documents.

3.8

If the Purchaser exercises the Call Option in respect of the Consideration A Shares or the Consideration B Shares, as the case may be, the corresponding amount of TopCo Shares or TopCo Shares required to be issued by Swvl TopCo to the Sellers pursuant to the Second A Put Option or the Second B Put Option, as the case may be, shall be reduced pro rata to the number of Consideration Shares that were the subject of the relevant Call Option.

Set-off of Resolved Claims against Deferred Cash Consideration

3.9

Without prejudice to any of the Purchaser’s rights under this Agreement, if, prior to a Deferred Consideration Date or an Earn-out Consideration Date, any amount becomes due and payable by a Seller in respect of a Claim which has been Resolved but which has not otherwise been discharged (or discharged in full) by a Call Option or otherwise by the relevant Seller(s), then, such amount (or the balance of such amount) shall be treated as an adjustment of the Deferred Consideration to be paid by the Purchaser, to the extent that it has not yet been paid by the Purchaser, and the amount of Deferred Consideration to be paid to the relevant Seller(s) shall be reduced accordingly.

Leakage

3.10	Subject to Clause 6.7, each of the Sellers severally covenants with the Purchaser in respect of itself and each of its Related Persons that:

(a)	from (but excluding) the Locked Box Date to (and including) the date of this Agreement, there has been no Leakage;

(b)	from the date of this Agreement to (and including) the Completion Date, there will be no Leakage; and

(c)	there has been no agreement at any time to effect any Leakage at any time after the Locked Box Date,

from any Group Company to or for the benefit of that Seller or any of its Related Persons (the “No Leakage Covenant”).

3.11

Each Seller undertakes to notify the Purchaser in writing as soon as is reasonably practicable upon becoming actually aware of any Leakage having taken place at any time in the period from (but excluding) the Locked Box Date to (and including) the Completion Date.

3.12	If any Leakage occurs or has occurred, each Seller severally in respect of itself and his Related Persons only shall on demand by the Purchaser pay to the Purchaser an amount in cash equal to:

(a)	the amount which would be necessary to put the relevant member of the Group into the financial position which would have existed had there been no such Leakage; plus

(b)

any and all reasonable costs or expenses directly incurred by the Purchaser or any other member of the Purchaser’s Group (including any Group Company) in connection with the identification and recovery of the relevant Leakage, save that, for the avoidance of doubt, any amount already taken into account in the determination of the Consideration pursuant to Clause 3.1 shall not be recoverable under this Clause 3.12 after Completion.

3.13

In the event of any Leakage, the relevant Seller(s) and the Purchaser shall endeavour to agree the amount payable pursuant to Clause 3.11 in relation to that Leakage within ten (10) Business Days following a notice that such Leakage has taken place by the Purchaser to the Seller(s) or vice versa. Failing agreement on that amount evidenced in writing within such period, the Purchaser or the relevant Seller(s) may, at the later of:

(a)	the expiry of such period; or

(b)	the Completion Date,

appoint an independent expert that is unaffiliated with the Purchaser and the Sellers, with appropriate qualifications and experience to resolve such disagreement, and with the capability of accepting responsibility for the determination of costs. The independent expert shall act as an expert and not an arbitrator, and its determination (except as to manifest error) shall be final and binding on the relevant Parties. Each of the Sellers and the Purchaser shall be entitled to make written submissions to the independent expert and shall provide the independent expert with such information and assistance as it may reasonably require for the purposes of reaching its decision. The fees and disbursements of the independent expert shall be borne as between the Sellers and/or the Purchaser in such proportions (including the allocation of all fees and disbursements to any one such party) as the independent expert directs.

Audit Adjustment

3.14

The Management Sellers shall use their reasonable endeavours to procure that the Group Auditors prepare the Audited Accounts as soon as reasonably practicable following Completion and in any event within 30 Business Days of the Completion Date and the Purchaser shall not take any steps with the intention of inhibiting or delaying the Management Sellers’ ability to comply with this Clause.

3.15

If the liabilities of the Company or any Subsidiary shown in the Audited Accounts are determined by the Group Auditors to be materially in excess of those disclosed in the Locked Box Accounts (for which purposes materiality shall mean a sum equal to two percent (2%) or more of gross revenue), the Purchaser shall be entitled by written notice to the Sellers to reduce the amount of Deferred Cash Consideration due to the Sellers, or any portion thereof, pro rata to the Liabilities Delta (the “Audit Adjustment”).

3A.	Pre-Completion

3A.1	Sellers’ Obligations in Relation to the Conduct of Business

Subject to Clause 3A.3, each of the Sellers shall procure that from the date of this Agreement until Completion each Group Company will conduct its business in the ordinary course of the business of such Group Company and, without the prior written approval of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), no Group Company will do or agree to do anything which is outside the ordinary course of the business of such Group Company.

3A.2

Subject to clause 3A.3, the Purchaser shall be deemed to have given its approval to a matter referred to in Clause 3A.1 unless it notifies the Sellers of its objection within two (2) Business Days of receiving a written request for approval.

3A.3	Exceptions to Sellers’ Obligations

Clause 3A.1 does not apply in respect of and shall not operate so as to restrict or prevent:

(a)

any matter reasonably undertaken by any member of the Group in a situation reasonably determined by the board of the Company to be an emergency or disaster with the intention of minimising any adverse effect on the Group’s business;

(b)	any matter undertaken at the written request or with the written consent of the Purchaser;

(c)	the provision of information to any regulatory body or government agency or commissioning body in the ordinary course of business; and

(d)	any matter to the extent required by law, rule or regulation,

provided, in each case, that the Sellers shall notify the Purchaser as soon as reasonably practicable of any action taken or proposed to be taken as described in this Clause 3A.3, shall provide to the Purchaser all such information as the Purchaser may reasonably request and shall use reasonable endeavours to consult with the Purchaser in respect of any such action.

3A.4	UK FF Nominees Limited Put Option

The Parties acknowledge the incorporation of the put option rights in favour of UK FF Nominees Limited in article 15A of the Purchaser’s M&As (the “FF Reputational Put Option”) and between the date of this Agreement and the Completion Date agree to work together in order to implement all such amendments or variations to the Transaction Documents (if applicable), and to take all such actions, execute all such instruments and/or documents and do all such things that are reasonably required, in each case, in order to give effect to the intent of the FF Reputational Put Option in a manner such that the exercise of any rights thereunder do not result in any adverse financial, legal or taxation impact on the Purchaser or the Purchaser’s Group.

4.	Completion

4.1	Completion shall take place on the Completion Date remotely by the electronic exchange of documents or at such place as is agreed in writing by the Sellers’ Representatives and Purchaser.

4.2	At Completion the Sellers shall undertake those actions listed in Part 1 of Schedule 3 (Completion Arrangements).

4.3	At Completion the Purchaser shall undertake those actions listed in Part 2 of Schedule 3 (Completion Arrangements).

4.4

Each Seller severally undertakes to indemnify and hold the Purchaser harmless from and against all losses suffered or incurred by it as a result of any document delivered to it pursuant to Clause 4.2 being unauthorised or otherwise ineffective.

4.5

A payment made by the Purchaser into the Sellers’ Designated Account in satisfaction of the Initial Cash Consideration or a Deferred Cash Consideration (in each case, when and in the amount due) shall discharge such obligation of the Purchaser in accordance with Clause 2 (Sale and Purchase) and Clause 3 (Consideration) once it is deposited into the Sellers’ Designated Account and the Purchaser shall not be concerned with the application of any such sum by or between the Sellers.

4.6

Swvl Topco agrees that, within one hundred eighty (180) calendar days after the issuance of the Topco Consideration Shares to the Sellers, Swvl Topco will use its commercially reasonable efforts to file with the Commission (at Swvl Topco’s sole cost and expense) a registration statement (or an amendment to an existing registration statement) registering the resale of the Topco Consideration Shares (the “Registration Statement”), and to have the Registration Statement declared effective as soon as practicable after the filing thereof, provided, however, that Swvl Topco’s obligations to include the Topco Consideration Shares in the Registration Statement are contingent upon the applicable Sellers furnishing, in writing, to Swvl Topco certain information regarding such Sellers, the Topco Consideration Shares held by such Sellers and the intended method of disposition of the Topco Consideration Shares as shall be reasonably requested by Swvl Topco to effect the registration of the Topco Consideration Shares, and such Sellers shall execute such documents in connection with such registration as Swvl Topco may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding the foregoing, if the Commission prevents Swvl Topco from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Topco Consideration Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of the Topco Consideration Shares which is equal to the maximum number of the Topco Consideration Shares as is permitted by the Commission. In such event, the number of Topco Consideration Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, Swvl Topco shall file a final prospectus under Rule 424 of the Securities Act.

5.	Sellers’ Warranties

5.1

Subject to Clause 6.7, each Seller individually and severally warrants to the Purchaser, in respect of itself only, that the statements set out below are true and accurate as at the date of this Agreement and undertakes that (x) they will be true and accurate at Completion as if they had been repeated at Completion and (y) with respect to Clauses 5.1(i) to 5.1(n) only, they will be true and accurate as of the date upon which the relevant Swvl Securities are issued to the applicable Sellers as if they had been repeated on such date:

(a)

it is the sole legal and beneficial owner of, and has the right to exercise all voting and other rights over, the Shares listed opposite its name in Schedule 1 (The Sellers) and there are no other agreements in existence which grant rights over such Shares to third parties;

(b)	it has the necessary legal right, power and authority to enter into, deliver and perform the Transaction Documents to which it is a party (the “Sellers’ Completion Documents”);

(c)	the Sellers’ Completion Documents will, when executed and delivered by it, constitute legal, valid and binding obligations of it in accordance with their respective terms;

(d)	the execution and delivery of, and performance of its obligations under, the Sellers’ Completion Documents will not:

(i)	result in a breach of, or constitute a default under, any agreement or instrument to which it is a party or by which it is bound;

(ii)	result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound; or

(iii)

require it to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or regulatory authority or any other person which has not been obtained or made at the date of this Agreement on a basis which is both unconditional and which cannot be revoked; and

(e)	in the case of a Seller that is a body corporate only:

(i)	it is validly existing and is duly incorporated under the law of its jurisdiction of incorporation; and

(ii)

the execution, delivery and performance of its obligations under the Sellers’ Completion Documents will not result in a breach of any provision of its memorandum or articles of association, by-laws or equivalent constitutional document;

(f)	the Shares constitute the entire allotted and issued share capital of the Company and are fully paid up;

(g)

those Shares set out in Schedule 1 opposite the name of such Seller (“Relevant Shares”) are free from all Encumbrances and there is no agreement or commitment to give or create any Encumbrance over or affecting the Relevant Shares and no claim has been made by any person to be entitled to any such Encumbrance in respect of the Relevant Shares;

(h)

as far as each Seller is aware, having made, in each case, due and careful enquiry of: (x) each of the Management Sellers, and (y) each other member of the board of directors of the Company, and, in each case, taking into account:

(i)

all board and shareholder resolutions (including, without limitation, as required by the existing Shareholder Agreement) and other materials circulated to each such Seller in its capacity as a shareholder, or to any nominee of each such Seller that is appointed to, or has been appointed to, the board of directors of the Company;

(ii)

all board and shareholder meetings to which each such Seller was party, in its capacity as a shareholder, or to which any nominee of each such Seller was a party to as an appointee of the board of directors of the Company; and

(iii)

there are no agreements or commitments outstanding which call for the issue of any shares, loan stock or debentures in or other securities of the Company or any Subsidiary or accord to any person the right to call for the issue of or subscribe in any such shares, loan stock, debentures or other securities;

(i)

in the event that any Seller acquires any of the Swvl Securities, each such Seller will acquire the applicable Swvl Securities pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person;

(j)

in the event that any Seller acquires any of the Swvl Securities, such Seller will not sell, transfer, or otherwise dispose of any such Swvl Security except (i) in accordance with the terms and conditions set forth herein and (ii) in compliance with the terms and conditions set forth in the organizational documents of the issuer of such Swvl Security, as applicable, and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws;

(k)

each Seller is a sophisticated investor with extensive knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Swvl Securities and of making an informed investment decision;

(l)

each Seller is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) satisfying the applicable requirements set forth on Schedule 7, and (i) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Swvl Securities, (ii) has had an opportunity to discuss with the respective issuer of each Swvl Security and such issuer’s respective representatives the intended business and financial affairs of such issuer and to obtain information necessary to verify any information furnished to it or to which it had access, (iii) can bear the economic risk of (x) an investment in the Swvl Securities and (y) a total loss in respect of such investment and (iv) has completed the form attached as Schedule 7 hereto and the information contained therein is accurate and complete;

(m)

each Seller has knowledge and experience in business and financial matters so as to (i) enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Swvl Securities and (ii) protect its own interest in connection with such investment; and

(n)

each Seller’s acquisition of the Swvl Securities is not the result of any general solicitation or any general advertising (within the meaning of Rule 506(b) of Regulation D promulgated by the U.S. Securities and Exchange Commission under of the Securities Act).

5.2	Each of the Sellers severally acknowledges that the Purchaser is entering into this Agreement on the basis of and in reliance on representations in the terms of the Warranties.

5.3

The Sellers severally undertake to notify the Purchaser in writing with full details of anything which is or may be expected to cause a breach of, or be inconsistent with, any of the Warranties immediately when it comes to its notice whether before, at the time of, or after Completion.

5.4

Each of the Sellers severally undertakes to irrevocably waive any right and claim which it may have against a Group Company arising in connection with this Agreement or any other Transaction Document, save in the case of fraud.

5.5	Each of the Warranties shall be separate and independent and (unless expressly provided otherwise) shall not be limited by reference to any other Warranty or by anything in this Agreement.

6.	Sellers’ Limitations on Liability

6.1	Limitations on Quantum

The liability of the Sellers in respect of any Claim:

(a)

shall not arise unless and until the amount of such Claim (other than any Excluded Tax Covenant Claim) (when aggregated with all other Claims based on the same or similar facts or in respect of the same Warranty) exceeds zero point one percent (0.1%) of the Consideration actually paid by the Purchaser to the Sellers at the time, in which case the Purchaser shall be entitled to claim the whole of such amount and not merely the excess;

(b)

shall not arise unless and until the amount of all Claims (other than any Excluded Tax Covenant Claim) for which they would, in the absence of this provision be liable, exceeds one percent (1%) of the Consideration actually paid by the Purchaser to the Sellers at the time, in which case the Purchaser shall be entitled to claim the whole of such amount and not merely the excess; and

(c)

shall not (when aggregated with the amount of all other Claims) exceed the aggregate Consideration, on the basis that the maximum aggregate liability of any Seller in respect of all Claims shall not exceed its Pro Rata Portion B of the Consideration. For the purposes of this paragraph (c), the term “Claims” shall mean Claims in respect of which liability is admitted by the Sellers or which have been decided upon by a Court of competent jurisdiction with all rights of appeal having been exhausted.

For the avoidance of doubts, none of Clauses 6.1(a) to (c) above shall apply in relation to, in respect of or in connection with any claim and/or payment made under Clause 20.3 (Payments).

6.2	Notice

If the Purchaser or any member of the Purchaser’s Group becomes aware of a matter that might reasonably give rise to a Claim, the Purchaser shall give written notice specifying in reasonable detail the matters which give rise to the Claim, the nature of the Claim and, if known, the quantum or estimated quantum of the Claim to each of the Sellers as soon as reasonably practicable following it so becoming aware. If, other than in the case of a Tax Covenant Claim, the matter is capable of remedy, the Purchaser shall only be entitled to compensation if the matter is not remedied within 30 days after the date on which such notice is served on each of the Sellers. Failure by the Purchaser to notify the Sellers as soon as reasonably practicable in accordance with this Clause 6.2 shall not relieve the Sellers of any liability they may have to the Purchaser in relation to the Claim unless, and then only to the extent that, such failure to notify results in the Sellers’ liability to the Purchaser being increased.

6.3	Time Limitations

(a)	The Sellers shall not be liable in respect of any Claim unless notice in respect thereof containing the particulars specified in Clause 6.2 is given by or on behalf of the Purchaser to the Sellers:

(i)	in the case of a Tax Covenant Claim by no later than six (6) years from the Completion Date; or

(ii)	in the case of a Warranty Claim by no later than five (5) years from the Completion Date.

(b)

Any Warranty Claim notified pursuant to Clause 6.3(a) shall (if not previously satisfied, settled or withdrawn) be deemed to have been withdrawn and shall determine absolutely unless legal proceedings in respect of it have been properly issued and validly served within six (6) months of such written notice being given to the Sellers or, in the case of any contingent liability, within six (6) months after such contingent liability becomes an actual liability and is due and payable.

6.4	Limitations on Leakage Claims

(a)

The aggregate liability of each Seller in respect of any amounts payable in respect of breach of the No Leakage Covenant shall not exceed an aggregate amount equal to (i) the Leakage received by such Seller or its Related Persons or from which that Seller or its Related Persons benefitted; plus (ii) the pro rata share of any Leakage deemed to be received by or to the benefit of such persons.

(b)

If the Purchaser or any member of the Purchaser’s Group becomes aware of a matter that might reasonably give rise to a claim in respect of breach of the No Leakage Covenant (“Leakage Claim”), the Purchaser shall give written notice specifying in reasonable detail the matters which give rise to such Leakage Claim, the nature of the claim and, if known, the quantum or estimated quantum of such Leakage Claim to the relevant Seller(s) as soon as reasonably practicable following it so becoming aware.

(c)

The Sellers shall not be liable in respect of a Leakage Claim unless notice in respect thereof containing the particulars specified in Clause 6.4(b) is given by or on behalf of the Purchaser to the Sellers within twelve (12) months following Completion.

(d)	Save in the case of fraud by that Seller and/or their Related Persons, a claim under Clauses 3.10 to 3.13 shall be the sole remedy available to the Purchaser in respect of any Leakage Claim.

6.5	No Double Recovery

The Purchaser shall be entitled to bring more than one Claim arising out of the same subject matter, fact, event or circumstance but shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity

(a)	more than once under this Agreement; or

(b)	under this Agreement and the Management Warranty Deed,

in respect of any one shortfall, damage or deficiency, irrespective of whether it gives rise to (i) more than one Claim, or (ii) a Claim and a claim under the Management Warranty Deed, as the case may be.

6.6	Exclusion of Sellers’ Limitations

In respect of each Seller severally, nothing in this Clause 6 applies to a Claim that arises or is delayed as a result of fraud or dishonesty by that Seller.

6.7	UK FF Nominees Limited

The Parties agree that the full amount of any liability of UK FF Nominees Limited for any breach of warranty, covenant or indemnity provided by UK FF Nominees Limited pursuant to Clauses 3.10 to 3.13 (Leakage), Clause 3A (Pre-Completion), Clauses 5.1(f) to 5.1(n) (Sellers’ Warranties), Clause 24.9 (Sellers’ Representatives) or the Tax Covenant shall be assumed by the Management Sellers on a several and pro rata basis (as among themselves) and that the provisions of this Agreement shall apply mutatis mutandis to the Management Sellers as if references to a Seller in respect of which such warranty, covenant or indemnity would otherwise apply to UK FF Nominees Limited, were references to each Management Seller in replacement of UK FF Nominees Limited such that UK FF Nominees Limited shall not be liable under such provisions.

7.	Restrictions on Sellers

7.1	Each of the Management Warrantors severally undertakes that they shall not, directly or indirectly, either alone or jointly with or as agent for any other person or in any capacity whatsoever:

(a)

neither pending nor within thirty-six (36) months following the Completion Date carry on or be engaged or otherwise interested in any business which competes with the Business or any part of the Business (including but not limited to the Restricted Companies and any other business in the geographies in which the Restricted Companies or the Group operate);

(b)

neither pending nor within thirty-six (36) months following the Completion Date solicit the custom of any person who is or at any time during the two (2) years immediately preceding the Completion Date has been a customer or client of any Group Company;

(c)

neither pending nor within thirty-six (36) months following the Completion Date solicit or entice away any employee of, or consultant to, any Group Company or any member of the Purchaser’s Group or employ any such person;

(d)

at any time after Completion in the course of any business use the word “Zeelo”, or use any trade, business or domain name or mark, logo or design previously used in the Business by any Group Company or anything which is, in the reasonable opinion of the Purchaser, capable of being confused with any of them;

(e)	challenge the validity or enforceability of any of the Business Intellectual Property; or

(f)	assist or incite any other person to do any of the above.

7.2

Each of Environmental Technologies Fund 3 LP, InMotion Ventures Limited and Dynamo Fund I LP (the “Restricted Investors”) severally undertakes it that shall not, and (other than in the case of InMotion Ventures Limited) shall procure that each of its Related Persons shall not, directly or indirectly, either alone or jointly with or as agent for any other person or in any capacity whatsoever:

(a)	neither pending nor within thirty-six (36) months following the Completion Date invest in or carry on or be engaged or otherwise interested in the Restricted Companies;

(b)

neither pending nor within thirty-six (36) months following the Completion Date solicit the custom of any person who is or at any time during the two (2) years immediately preceding the Completion Date has been a customer or client of any Group Company;

(c)

neither pending nor within thirty-six (36) months following the Completion Date solicit or entice away any employee of, or consultant to, any Group Company or any member of the Purchaser’s Group or employ any such person;

(d)

at any time after Completion in the course of any business use the word “Zeelo” or use any trade, business or domain name or mark, logo or design previously used in the Business by any Group Company or anything which is, in the reasonable opinion of the Purchaser, capable of being confused with any of them;

(e)	challenge the validity or enforceability of any of the Business Intellectual Property; or

(f)	assist or incite any other person to do any of the above.

7.3

For the avoidance of doubt, Clause 7.2(a) shall not require the Restricted Investors to divest of any existing direct or indirect interests in any of the Restricted Companies, provided that, such interests were acquired on or before 3 December 2021.

7.4

Each of the restrictions contained in this Clause 7 is given to the Purchaser and each Group Company. Each such restriction shall be construed as a separate provision of this Agreement. If any restriction is unenforceable but would be valid if reduced in scope or duration the restriction shall apply with the minimum modifications as may be necessary to make it valid and enforceable. Each of the Management Sellers and the Restricted Investors (as the case may be) acknowledges that each restriction is no greater than is reasonably necessary to protect the interests of the Purchaser, each Group Company and the other members of the Purchaser’s Group.

8.	Business Information

If any information required for the Business of any Group Company is not in the possession of the Purchaser or the relevant Group Company but remains held by the Sellers or their Relevant Persons, the relevant Seller(s) shall procure that such information is provided to the Purchaser or, as directed by the Purchaser, to the relevant Group Company, immediately on request.

9.	Confidentiality

9.1

Save as expressly provided in Clause 9.3, each of the Sellers severally undertakes that it shall treat as confidential the provisions of the Transaction Documents and all information it has received or obtained relating to the Purchaser’s Group as a result of negotiating or entering into the Transaction Documents and, with effect from Completion, all information it possesses relating to each Group Company, and shall not disclose or use any such information.

9.2

Save as expressly provided in Clause 9.3, the Purchaser shall, and shall procure that each member of the Purchaser’s Group shall, treat as confidential the provisions of the Transaction Documents and all information it has received or obtained relating to the Sellers as a result of negotiating or entering into the Transaction Documents, and shall not disclose or use any such information.

9.3	A Party may use, disclose, or permit the disclosure of, information which would otherwise be confidential if and to the extent that it:

(a)

is disclosed to Agents of that Party or of other members of the Relevant Party’s Group if this is reasonably required in connection with this Agreement or for bona fide internal reporting purposes (and provided that such persons are required to treat that information as strictly confidential); or

(b)

is disclosed to a person qualifying as a prospective permitted assignee under Clause 11 (Assignment) or to its Agents in connection with a potential assignment to that person in accordance with the provisions of that Clause (provided that any such person needs to know the information for the purposes of considering, evaluating, advising on or furthering the potential assignment and is required to treat the information as confidential and provided also that the disclosing party remains liable for any breach of the confidentiality obligations set out in this Clause 9); or

(c)	is required by law or any securities exchange, regulatory or governmental body or Taxation Authority; or

(d)	in the case of UK FF Nominees Limited only, is disclosed to:

(i)	any UK Government departments, including their executive agencies, other subsidiary bodies and other parts of UK Government;

(ii)	companies wholly or partly owned by UK Government departments and their subsidiaries;

(iii)	non-departmental public bodies, other public bodies, public corporations and their subsidiary bodies sponsored by UK Government departments; and/or

(iv)	any successors to any of the entities set out in (i), (ii) and (iii) above or any new bodies which fall within the same criteria,

but only to the extent that, UK FF Nominees Limited considers that it is required to disclose such information to such entity in order to comply with any statutory or parliamentary requirements, whether or not existing at the date of this Agreement;

(e)	was already in the lawful possession of that Party or its Agents without any obligation of confidentiality (as evidenced by written records); or

(f)	is in the public domain at the date of this Agreement or comes into the public domain other than as a result of a breach by a Party of this Clause 9,

provided that, in the case of paragraphs (b) or (c) (above), prior written notice of any confidential information to be disclosed pursuant to this Clause 9.3 shall be given to the Purchaser or Sellers’ Representatives and their reasonable comments taken into account.

10.	Announcements

10.1

Save as expressly provided in Clause 10.2, no announcement shall be made by or on behalf of any Party or a member of the Relevant Party’s Group relating to the Transaction Documents without the prior written approval of the Purchaser on the one hand and the Sellers’ Representatives on the other, such approval not to be unreasonably withheld or delayed.

10.2

A Party may make an announcement relating to the Transaction Documents if (and only to the extent) required by the law of any relevant jurisdiction or any securities exchange, regulatory or governmental body in which case such Party shall take all steps as may be reasonable in the circumstances to agree the contents of such announcement with the Purchaser and Sellers’ Representatives prior to making such announcement.

11.	Assignment

11.1

Save as expressly provided in Clause 11.2, no Party may assign, transfer, charge, declare a trust of or otherwise dispose of all or any part of its rights and benefits under this Agreement or any other Transaction Document (including any cause of action arising in connection with any of them) or of any right or interest in any of them.

11.2	The Purchaser may assign all or any of its rights and benefits under this Agreement or any other Transaction Document (including any cause of action arising in connection with any of them) to:

(a)

any member of the Purchaser’s Group for so long as that company remains a member of the Purchaser’s Group. The Purchaser shall procure that such company assigns any rights assigned to it in accordance with this Clause 11 back to the Purchaser or to such other member of the Purchaser’s Group as it may nominate immediately before that company ceases to be a member of the Purchaser’s Group; and/or

(b)

by way of security to any provider of debt finance in relation to the acquisition of the Shares or of refinancing (whether in whole or in part) of the acquisition of the Shares, provided that the rights of such assignee shall only be exercisable at the same time as it exercises its security under such debt finance arrangements.

12.	Further Assurance

The Sellers shall from time to time and at their own cost do, execute and deliver or procure to be done, executed and delivered all such further acts, documents and things required by, and in a form reasonably satisfactory to, the Purchaser in order to give full effect to this Agreement and its rights, powers and remedies under this Agreement.

13.	Entire Agreement

13.1

This Agreement, together with the Transaction Documents and any other documents referred to in this Agreement or any Transaction Document, constitutes the whole agreement between the Parties and supersedes any previous arrangements or agreements between them (including the indicative term sheet agreed between the Parties on 3 December 2021) relating to the sale and purchase of the Shares.

13.2

Each Party confirms that it has not entered into this Agreement or any other Transaction Document on the basis of any representation, warranty, undertaking or other statement whatsoever which is not expressly incorporated into this Agreement or the relevant Transaction Document.

13.3

Save for any claim under or for breach of this Agreement or any other Transaction Document, no Party nor any of its Relevant Persons shall have any right or remedy, or make any claim, against another Party nor any of its Relevant Persons in connection with the sale and purchase of the Shares.

13.4	In this Clause 12, “Relevant Persons” means, in relation to a Party, members of the Relevant Party’s Group and the Agents of that Party and of members of the Relevant Party’s Group.

13.5	Nothing in this Clause 12 shall operate to limit or exclude any liability for fraud.

13A	Guarantee

13A.1

In consideration of the Sellers entering into this Agreement, Swvl Global unconditionally and irrevocably guarantees to the Sellers the prompt and complete payment by the Purchaser of the Deferred Cash Consideration (as adjusted pursuant to Clause 3.15 (Audit Adjustment)) when and to the extent due pursuant to this Agreement (the “Guaranteed Obligations”).

13A.2

As between Swvl Global and the Sellers but without affecting the Purchaser’s obligations under this Agreement, Swvl Global will be liable under this Clause 13A as if it were the sole and principal obligor and not merely a surety.

13A.3

The guarantee given by Swvl Global pursuant to this Clause 13A shall be a continuing guarantee, shall remain in full force and effect until the Guaranteed Obligations have been paid to the Sellers or otherwise satisfied in accordance with this Agreement and is in addition to any rights which the Sellers may have under or in connection with this Agreement.

13A.4	The liability of Swvl Global pursuant to this Clause 13A shall not be discharged by:

(a)

any time being given or any other indulgence, concession, relief, discharge or settlement being given to the Purchaser at any time or any forbearance, neglect, release or delay in seeking performance of the Guaranteed Obligations;

(b)	any invalidity, illegality or unenforceability of the Guaranteed Obligations;

(c)	the exercise or refrain from exercising of any rights against the Purchaser in respect of the Guaranteed Obligations;

(d)	the amalgamation, merger, reconstruction, insolvency, receivership, administration or winding up of or change in ownership in the Purchaser; or

(e)	any assignment of the Purchaser’s obligations under this Agreement pursuant to Clause 11 (Assignment).

13A.5

The Sellers may enforce the guarantee contained in this Clause 13A without first being required to take any proceedings, to make any demand, enforce or seek to enforce any claim, right or remedy or to take any other steps against the Purchaser.

13A.6	Swvl Global severally warrants to the Sellers that:

(f)	it is duly incorporated and is validly existing under the laws of its place of incorporation;

(g)

it has full power and authority to execute and deliver this Agreement and to perform its obligations under this Clause 13A and no limitation on its powers will be exceeded as a result of complying with this Clause 13A; and

(h)	this Agreement, when executed, shall constitute legal, valid and binding obligations of it and is enforceable against it in accordance with its terms.

14.	Severance and Validity

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall be deemed to be severed from this Agreement and the Parties shall use all reasonable endeavours to replace such provision with one having an effect as close as possible to the deficient provision. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.

15.	Variations

No variation or restatement of this Agreement shall be effective unless in writing and signed by or on behalf of the Parties.

16.	Remedies and Waivers

16.1

No waiver of any right under this Agreement or any other Transaction Document shall be effective unless in writing. Unless expressly stated otherwise a waiver shall be effective only in the circumstances for which it is given.

16.2	No delay or omission by any Party in exercising any right or remedy provided by law or under this Agreement shall constitute a waiver of such right or remedy.

16.3	The single or partial exercise of a right or remedy under this Agreement shall not preclude any other nor restrict any further exercise of any such right or remedy.

16.4	The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

16.5

The rights and remedies of the Purchaser under this Agreement shall not be affected by the expiry of any limitation period prescribed by law in relation to a claim under the Warranties or the Tax Covenant.

16.6

Without prejudice to any other rights or remedies that the Parties may have, the Parties acknowledge and agree that damages would not be an adequate remedy for any breach of Clause 7 (Restrictions on Sellers) and/or Clause 9 (Confidentiality) and that the remedies of injunction, specific performance and other equitable remedies are appropriate for any threatened or actual breach of such Clauses.

17.	Effect of Completion

The provisions of this Agreement and of the other Transaction Documents which remain to be performed following Completion shall continue in full force and effect notwithstanding Completion.

18.	Third Party Rights

18.1

Save as expressly provided in Clause 18.2, a person who is not a Party or its successor or permitted assignee shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms of this Agreement.

18.2

Clause 6 (Sellers’ Limitations on Liability), Clause 7 (Restrictions on Sellers), Clause 19 (Payments) and are intended to benefit each Group Company, Clause 5.3 (Sellers’ Warranties) is intended to benefit each Group Company and any present or past Agent of a Group Company or of any member of the Purchaser’s Group, Clause 9 (Confidentiality) is intended to benefit any member of the Purchaser’s Group and Clause 12 (Further Assurance) is intended to benefit a Party’s Affiliates, and each such Clause shall be enforceable by any of them under the Contracts (Rights of Third Parties) Act 1999, subject to the other terms and conditions of this Agreement.

18.3	The Parties may amend or vary this Agreement in accordance with its terms without the consent of any other person.

19.	Payments

19.1	Any amount payable by the Sellers to, or at the direction of, the Purchaser under this Agreement shall, so far as possible, be deemed to be a reduction of the Consideration.

19.2

Any amount payable by the Sellers to the Purchaser or by the Purchaser to the Sellers shall be made in full without set-off or counter-claim and free from any deduction or withholding whatsoever, except as required by law.

19.3

If any set-off, counter-claim, deduction or withholding is required by law to be made (or would have been made but for the use or set-off of a Relief) from any payment in respect of a claim under this Agreement (excluding a claim, if any, for payment of the Consideration) or if the recipient is subject to Tax (or would have been subject to Tax but for the use or set-off of a Relief) in respect of such payment, the payer shall increase the amount of the payment to the extent necessary to ensure that the net amount received and retained by the recipient (after taking into account all set-offs, counter-claims, deductions, withholdings or Tax) is equal to the amount that it would have received had the payment not been subject to (or would not have been subject to but for the use or set-off of a Relief) any such set-offs, counter-claims, deductions, withholdings or Tax, provided that, the Purchaser shall not be liable to make any gross-up in respect of or in relation to any Tax arising on account of, in connection with or with reference to a Seller’s structure.

20.	Costs and Expenses

Except as provided otherwise, each Party shall pay its own costs and expenses in connection with the negotiation, preparation and performance of this Agreement and the other Transaction Documents.

21.	Notices

21.1

Any notice or other communication to be given under or in connection with this Agreement (“Notice”) shall be in the English language in writing. A Notice may be delivered personally or sent by email, pre-paid recorded delivery or international courier to the address provided in Clause 21.3, and marked for the attention of the person specified in that Clause.

21.2	A Notice shall be deemed to have been received:

(a)	at the time of delivery if delivered personally;

(b)	at time of sending, if sent by email, provided that receipt shall not occur if the sender receives an automated message indicating that the message has not been delivered to the recipient;

(c)	two (2) Business Days after the time and date of posting if sent by pre-paid recorded delivery; or

(d)	three (3) Business Days after the time and date of posting if sent by international courier,

provided that if deemed receipt of any Notice occurs after 6.00 p.m. or is not on a Business Day, deemed receipt of the Notice shall be 9.00 a.m. on the next Business Day. References to time in this Clause 22 are to local time in the country of the addressee.

21.3	The addresses and email addresses for service of Notice are :

Sellers’ Representatives:

Investor Sellers’ Representative

Name:	Sam Ryan
Address:	164 White Hart Lane, London, SW13 0QB, United Kingdom
Email:	sam@zeelo.co

Management and Minority Sellers’ Representative

Name:	John Slingsby
Address:	Orchard House, High Street, Elham, Canterbury, Kent, CT4 6TB, United Kingdom
Email:	john@zeelo.co
with a copy to Phil Hails-Smith (phil@joelsonlaw.com), Joelson JD LLP, 2 Marylebone Road, London NW1 4DF.

Purchaser:

Name:	Swvl Holdco Corp
Address:	Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands
For the attention of:	Youssef Salem
Email:	youssef.salem@swvl.com
with a copy to Marcus Booth (mbooth@whitecase.com), White & Case LLP, Level 6, Burj Daman, Al Mustaqbal Street, Dubai International Financial Centre, P.O. Box 9705, Dubai.

21.4

A Party shall notify the other Parties of any change to its details in Clause 21.3 in accordance with the provisions of this Clause 21, provided that such notification shall only be effective on the later of the date specified in the notification and five (5) Business Days after deemed receipt.

21.5

Notice given to the Sellers’ Representatives shall be deemed to be Notice to all of the Sellers and the rights of the Sellers in respect of such Notice shall be exercised or waived on behalf of them if exercised or waived by the Sellers’ Representatives.

22.	Counterparts

This Agreement may be executed in counterparts and shall be effective when each Party has executed and delivered a counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

23.	Governing Law and Settlement of Disputes

23.1

This Agreement, including the arbitration agreement at Clauses 23.2 and 23.4 and any non-contractual obligations arising out of or in connection with this Agreement, is governed by and shall be construed in accordance with English law.

23.2

The Parties agree that if any claim, dispute or difference of whatever nature arises under or in connection with this Agreement or any other Transaction Document (including a claim, dispute or difference regarding its existence, termination or validity or any non-contractual obligations arising out of or in connection with this Agreement or any other Transaction Document) (a “Dispute”) which a Party wishes to have resolved, such Dispute shall be referred upon the application of any Party to, and finally settled by, arbitration in accordance with the London Court of International Arbitration (“LCIA”) Rules (the “Rules”) as in force at the date of this Agreement and as modified by this Clause, which Rules are deemed incorporated into this Clause.

23.3

The number of arbitrators shall be three (3), one of whom shall be nominated by the claimant(s), one by the respondent(s) and the third of whom, who shall act as chairman, shall be nominated by the two party-nominated arbitrators, provided that if the third arbitrator has not been nominated within twenty (20) Business Days of the nomination of the second party-nominated arbitrator, such third arbitrator shall be appointed by the LCIA Court. The seat of arbitration shall be London, England and the language of arbitration shall be English. Subject to Clause 23.1 (Governing Law and Settlement of Disputes), the arbitrators shall apply English conflicts of law rules.

23.4

The arbitrators shall have the power to grant any legal or equitable remedy or relief available under the applicable law, including injunctive relief (whether interim and/or final) and specific performance and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.

24.	Sellers’ Representatives

24.1

Subject to Clause 24.12, each of the Investor Sellers designates Sam Ryan to serve as its representative (the “Investor Sellers’ Representative”) and each of the Management Sellers and the Minority Sellers designates John Slingsby as its representative (the “Management and Minority Sellers’ Representative” and together with the Investor Sellers’ Representative, the “Sellers’ Representatives”).

24.2

The Sellers’ Representatives shall act on its relevant Sellers’ behalf with respect to notices, consents or approvals or requests, elections or proposals required to be given or accepted by the Sellers’ Representatives and otherwise with respect to the actions or decisions identified in this Agreement to be performed or made by the Sellers’ Representatives.

24.3

Each of the Investor Sellers and the Management Sellers irrevocably appoints the relevant Sellers’ Representative as its agent, proxy and attorney and gives its Sellers’ Representative full power and authority on such Seller’s behalf to do all acts and to execute and deliver and receive all such documents or deeds as may be required to resolve or address all matters as are expressly contemplated by this Agreement and any Transaction Documents.

24.4

Any action taken or document executed by a Sellers’ Representative on behalf of a Seller in connection with this Agreement shall be deemed to have been made on behalf of such Seller and the Purchaser shall be entitled to rely upon such action or document as being binding on such Seller without further enquiry.

24.5	The Purchaser shall exercise or refrain from exercising any obligation it has towards the Sellers in accordance with any instructions given to it by the relevant Sellers’ Representative.

24.6

Where any obligation of the Purchaser under this Agreement is discretionary, or requires confirmatory instructions from the Sellers’ Representatives, the Purchaser shall be entitled to request such instructions, or clarification of any instruction, from the Sellers’ Representatives (or if a matter relates to a certain group of Sellers, from the Sellers’ Representative of that group of Sellers) as to whether, and in what manner, it should exercise or refrain from exercising any of its obligations under this Agreement and the Purchaser may refrain from acting unless and until it receives any instructions or clarification that it has requested.

24.7

In the absence of instructions, or in the case of conflicting instructions being received from the Sellers’ Representatives, in accordance with the provisions of Clause 24.6 the Purchaser may in its sole discretion refrain from performing the relevant obligation.

24.8

The Purchaser shall not be liable for any delay (or any related consequences) in performing any of its obligations under this Agreement to the extent that such delay is caused as a result of the Sellers’ Representatives failing to provide instructions or clarifications of instruction or providing conflicting instructions to the Purchaser in accordance with the provisions of Clause 24.6.

24.9

Each of the Sellers shall indemnify the Purchaser on demand and hold the Purchaser harmless against any claim, demand, cost, loss or liability that arises as a result of the Purchaser performing any instruction of a Seller Representative or any delay (or any related consequences) in performing any of its obligations under this Agreement to the extent that such delay is caused as a result of the Sellers’ Representatives failing to provide instructions or clarifications of instruction or providing conflicting instructions to the Purchaser.

24.10

A Sellers’ Representative may resign and be discharged from its duties and obligations under this Agreement by giving notice and specifying a date (which date shall be the later of the date specified in the notice and ten (10) Business Days after deemed receipt) on which such resignation shall take effect or be removed by the Sellers provided, however, that until a successor Sellers’ Representatives shall have been appointed, such Sellers’ Representative shall continue to perform its duties and obligations under this Agreement.

24.11

Each of the Sellers shall, prior to signing this Agreement, execute and provide to the Purchaser a certified copy of a power of attorney granted by each Seller in favour of its respective Sellers’ Representative, authorising such Sellers’ Representative to act as its representative in accordance with this Clause 24 and to execute this Agreement on its behalf.

24.12	The Parties acknowledge and agree that:

(a)	Clauses 24.2 to 24.7 (each inclusive) and Clause 24.11 shall not be applicable to UK FF Nominees Limited; and

(b)

the Investor Sellers’ Representative may act on behalf of InMotion Ventures Limited in accordance with Clauses 24.2 to 24.7 (each inclusive) provided that any action taken by, or decision of, the Investor Sellers’ Representative has first been approved in writing by InMotion Ventures Limited and/or has been made in accordance with written instructions of InMotion Ventures Limited (in each case, including by email), and further provided that:

(i)

the Investor Sellers’ Representative and InMotion Ventures Limited shall immediately provide the Purchaser with all approvals and/or instructions provided by InMotion Ventures Limited to the Investor Sellers’ Representative (in accordance with the aforementioned) in connection with this Agreement and/or any other Transaction Document, and shall procure that each such approval and/or instruction is true and accurate, and there is no fact which would render any such approval and/or instruction being inaccurate, misleading, unenforceable, invalid and/or otherwise illegal; and

(ii)

in the event that either the Investor Sellers’ Representative or InMotion Ventures Limited breach the provisions of this Clause 24.12(b)(i), the Investor Sellers’ Representative or InMotion Ventures Limited (as applicable) shall indemnify the Purchaser on demand and hold the Purchaser harmless against any claim, demand, cost, loss or liability that arises in connection with such breach.

This Agreement has been entered into by the Parties on the date first above written.

Signatures

The Sellers

Signed by SAM RYAN as duly appointed attorney for WILLIAM CAREY-EVANS under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for WALLEYE INVESTMENTS LLC under a power of attorney dated 22 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for STEVE COATES under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for STEPHANIE RIVET under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for STAFFORD SAINT under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for SIR JOHN HOOD under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for SIMON WOODROFFE under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for SIMON JAMES MORAN under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for RESHMA RUIA under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for PETER WILSON under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for NICHOLAS CHARLES HOWARD under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for NEIL ESPIE SMITH under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for MORITZ SCHLENZIG under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for MICHAEL LIEBREICH under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for MICHAEL BAGGULEY under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for MATTHEW HINDS under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for MATTHEW FITZGERALD under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for LIAM GRIFFIN under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for KEVIN JOSLING under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for KATJA HALL under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for KANE PIRIE under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for JULIAN MIALL under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for JOANNE SWINDELLS under a power of attorney dated 13 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for JASON MARCUS under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for JAMES DUNLOP under a power of attorney dated 11 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for INMOTION VENTURES LIMITED under a power of attorney dated 26 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for GRAEME SPENCER TAYLOR DICKSON under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for GAUMNITZ FAMILY LIMITED PARTNERSHIP under a power of attorney dated 22 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for FLATZ AND PARTNERS AG under a power of attorney dated 22 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for DOMINIK WELLMAN under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for DAVID MYERS under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for DAVID LOWISH under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for CAMERON HEPBURN under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for BENEDICT PHILIP ALEXANDER MONRO-DAVIES under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for ASIMILAR GROUP PLC under a power of attorney dated 12 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for ANNE MONRO-DAVIES under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for ANDREW SHAW under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for JAMESON LAMB under a power of attorney dated 08 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for MICHAEL JOHN WILSHIRE under a power of attorney dated 25 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for ENVIRONMENTAL TECHNOLOGIES FUND 3 LP under a power of attorney dated 19 April 2022	) ) )	/s/ Sam Ryan

Signed by SAM RYAN as duly appointed attorney for DYNAMO FUND I LP under a power of attorney dated 19 April 2022	) ) )	/s/ Sam Ryan

Signed by JOHN SLINGSBY as duly appointed attorney for WILLIAM GRAHAM under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for VIKKI TOWNSEND under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for VICTOR SAAVEDRA MARTINEZ under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for VENESSA BROADWAY under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for SOPHIA JACKSON under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for SIMON OTT under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for SIMON GRIMES under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for SIMON BARKER under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for SHAWN KELLY under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for SBONGILE MEMELA under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for RUBEN SILLERO under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for RIKO PATTNI under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for RAZINA SIVANATH under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for PAUL STUMPKE under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for OLOLADE OLOKE under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for NICHOLAS ABATE under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for NAWAL NUNU AMARI under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for NATASHA SHANAHAN under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for NAMRATA LALWANI under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for MUJTABA AHMAD under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for MITCH COWIE under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for MELISSA PARNABY under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for MBALI MKUMLA under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for MAYAN TURNER under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for MARIA GASCON under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for LUKE RYAN under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for LIAM GRIMES under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for LEA GOLDING under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for KALSIE GRANDEMANGE under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for JOSE LUIS APUY VILLEGAS under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for JASON LENDRUM under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for JASON DRIVER under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for JAMES CHAMPION under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for HECTOR MANRIQUE under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for HAYLEY DUONG under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for GEORGE GRUNDY under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for EMMA FERRIES under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for DUYGU YILDIRIM under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for DAVID BERNIELL GINER under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for DARREN NARDONI under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for DARREN DALY under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for DANIEL RUIZ under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for CRISTINA GUIMARAES under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for CRAIG NESTLER under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for CRAIG COKER under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for CHRIS HALL under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for CARLOS MELLADO under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for CALE DE ANDRADE PISSARRA under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for BENJAMIN LEDOUX under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for BEN BHATTAL under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for BARNABY WILLIAMS under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for BARAK SAS under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for ANN SEWELL under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for ANDREW ROBARTS under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for AMY GOVENDER under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for ALICE LANE under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for ALEX CASASAYAS under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for ALBERT HORTA LLOBET under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for ALBA NAVARRO VARGAS under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for ADRIEN LASSALMONIE under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for JENNIFER BURROUGHS under a power of attorney dated 19 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY as duly appointed attorney for ASHLEY CLARK under a power of attorney dated 11 April 2022	) ) )	/s/ John Slingsby

Signed by JOHN SLINGSBY	) ) )	/s/ John Slingsby

Signed by SAM RYAN	) ) )	/s/ Sam Ryan

Signed by UK FF NOMINEES LIMITED acting by its director CSC Corporate Services (UK) Limited in turn acting by Charmaine de Castro, a director	) ) )	/s/ Charmaine de Castro

The Sellers’ Representatives

Signed by JOHN SLINGSBY	) ) )	/s/ John Slingsby

Signed by SAM RYAN	) ) )	/s/ Sam Ryan

The Purchaser

Signed for and on behalf of Swvl Holdco Corp by Mostafa Kandil in his capacity as Director	) ) )	/s/ Mostafa Kandil

Swvl Holdings Corp

Signed for and on behalf of Swvl Holdings Corp by Mostafa Kandil in his capacity as Director	) ) )	/s/ Mostafa Kandil

Swvl Global FZE

Signed for and on behalf of Swvl Global FZE by Mostafa Kandil in his capacity as Manager	) ) )	/s/ Mostafa Kandil

Schedule 1

Part 2 Management Sellers

Part 3    Minority Sellers

Part 4    Employee Optionholders

Schedule 2

The Group

Part 1

Details of the Company

Company name	:	Zeelo Limited

Company number	:	10274913

Date and place of incorporation	:	12 July 2016, England

Registered address	:	2 Underwood Row, London, United Kingdom, N1 7LQ

Issued share capital	:	60,619,167 ordinary shares of £0.00001 each 56,230,000 class A preferred shares of £0.00001 each 8,890,000 preferred shares of £0.00001 each

Shareholders	:	See Schedule 1

Directors	:	Liam Griffin Michael David Jonathan Liebreich Sam Edward Ryan Patrick Gerard Sheehan John Slingsby

Auditors	:	Mazars LLP

Accounting reference date	:	31 December

Tax residency	:	United Kingdom

Part 2

Details of the Subsidiaries

Company name	:	Zed Doublee LO, S.L. (Sociedad Unipersonal)

Company number	:	B-67024224

Date and place of incorporation	:	03/08/2017, Spain

Registered address	:	Calle Josep Irla I Bosch, 1 – 3 BJ 08034, Barcelona, Spain

Issued share capital	:	10,000 ordinary shares of €0.10

Shareholder	:	Zeelo Limited

Directors	:	Sam Edward Ryan Daniel Ruiz

Auditors	:	Mazars LLP

Accounting reference date	:	31 December

Tax residency	:	Spain

Company name	:	ZeeloSA Midco Proprietary Limited

Company number	:	2021 / 987820 / 07

Date and place of incorporation	:	10.11.2021, South Africa

Registered address	:	Connect Place – Suite 201 Beacon Rock, 21 Lighthouse Road, Umhlanga, Kwa-Zulu Natal, 4320

Issued share capital	:	70 A Shares and 30 Ordinary Shares

Shareholders	:	70 A Shares held by the Company and 30 Ordinary Shares held by the Trustees for the time being of the Entrepreneurship Development Trust

Directors	:	John Slingsby, James Champion, Carla Prentice

Auditors	:	Mazars LLP

Accounting reference date	:	31 December

Tax residency	:	South Africa

Company name	:	ZeeloSA Proprietary Limited

Company number	:	2018 / 471507 / 07

Date and place of incorporation	:	06.09.2018, South Africa

Registered address	:	Connect Place – Suite 201 Beacon Rock, 21 Lighthouse Road, Umhlanga, Kwa-Zulu Natal, 4320

Issued share capital	:	10,000 A Shares and 4,286 Ordinary Shares

Shareholders	:	10,000 A Shares held by ZeeloSA Midco Proprietary Limited and 4,286 Ordinary Shares held by Double X Investment Partners Proprietary Limited

Directors	:	James Champion, John Slingsby, Mpumelelo Mnganga-Mokgatlhe and Sam Ryan

Auditors	:	Mazars LLP

Accounting reference date	:	31 December

Tax residency	:	South Africa

Company name	:	Zeelo, Inc.

Company number	:	3469380

Date and place of incorporation	:	18/08/2020, Delaware, United State of America

Registered address	:	16192, Coastal Highway, Lewes, Delaware, 19958

Issued share capital	:	100,000 Ordinary Shares of US$ 1.00

Shareholder	:	Zeelo Limited

Directors	:	Sam Edward Ryan, John Slingsby and Moritz Schlenzig

Auditors	:	Mazars LLP

Accounting reference date	:	31 December

Tax residency	:	United States

Schedule 3

Completion Arrangements

Part 1

Sellers’ Obligations

At Completion the Sellers shall:

1.	Procure that board meetings of the Company and of each Subsidiary are held at which:

1.1

in the case of the Company, the sale of the Shares to the Purchaser or such other person as the Purchaser may nominate be approved and it shall be resolved that the transfer of the Shares shall be approved for registration and (subject only to the transfers being duly stamped) the transferee entered into the register of members; and

1.2	Mostafa Kandil, Youssef Salem, and Shahzeb Memon shall be appointed as directors as the Purchaser’s nominees;

2.	Deliver to the Purchaser or the Purchaser’s Solicitors:

2.1	duly executed transfers in respect of the Shares in favour of the Purchaser or such other person as the Purchaser may nominate;

2.2	the share certificates for the Shares or an indemnity in the agreed terms for any lost share certificates;

2.3

a power of attorney in the agreed terms duly executed as a deed by each of the Sellers in favour of the Purchaser to enable the Purchaser to exercise voting and other rights attaching to the Shares with immediate effect from the Completion Date;

2.4

a letter in the agreed terms confirming that the relevant Sellers (if any) have ceased to be a registrable relevant legal entity for the purposes of section 790C of the Companies Act in relation to the Company.

3.	Deliver to the Purchaser or such other person as the Purchaser may nominate:

3.1

the statutory books (written up to but not including the Completion Date), electronic copies of the certificates of incorporation (including all certificates of incorporation or change of name (if any) and common seal (if any)) of the Company and each Subsidiary;

3.2

written resignations in the agreed terms to take effect from Completion of Liam Griffin, Michael Liebreich, Patrick Sheehan as directors of the Company and of each of the Subsidiaries (as the case may be) in each case executed as a deed and relinquishing any right (past, present or future) against the Company or, as appropriate, the relevant Subsidiary for loss of office (whether contractual, statutory or otherwise);

3.3	statements from the banks at which the Company and each Subsidiary maintains an account giving the balance as at the close of business on the last Business Day prior to Completion;

3.4	the cash book balances of the Company and each Subsidiary with statements reconciling the same with the bank statements in paragraph 3.3 above;

3.5	the Employee Options Roll-over Agreements executed by the Employee Optionholders (Rolling);

3.6	the Employee Option Exercise Documents executed by the remaining Employee Optionholders;

3.7

evidence in a form reasonably satisfactory to the Purchaser that all change of control provisions contained in the following client contracts to which a Group Company is a party have been irrevocably waived:

•	Wincanton

•	Tesco

•	Jaguar Land Rover

•	2 Sisters Food Group

•	Fidelity

•	Rotherham College and Dearne Valley College (RNN Group); and

3.8

evidence in a form reasonably satisfactory to the Purchaser that the change of control provisions contained in the Close Brother Facility documents to which the Company is a party have been irrevocably waived.

Part 2

Purchaser’s Obligations

At Completion the Purchaser shall:

1.

pay or procure that the Initial Cash Consideration shall be transferred to the Sellers’ Designated Account by electronic transfer in immediately available cleared funds (without deduction of any bank charges, transaction fees, foreign exchange costs or other fees);

2.	issue, credited as fully paid, the Consideration Shares to the Sellers and provide an updated share register evidencing the same;

3.	execute and deliver to the Sellers’ Solicitors counterparts of:

(a)	the Management Warranty Deed;

(b)	the Employee Options Roll-over Agreements; and

(c)	duly executed deeds of variation in the agreed form in respect of the service agreements of Sam Ryan and John Slingsby;

4.	procure the execution and delivery to the Sellers Solicitors of certified copies:

(a)	the Swvl Inc Loan Note Instrument; and

(b)	the Put Option Agreements;

5.	amend its memorandum and articles of association to reflect the form set out in Schedule 6 (Form of the Purchaser’s Amended and Restated Memorandum and Articles); and

6.

deliver to the Sellers’ Solicitors certified copies of its relevant corporate authorisations and of the relevant corporate authorisations of Swvl Inc and Swvl TopCo, approving (in each case) the entry into of the transactions contemplated by this Agreement (including but not limited to the issue of the Consideration Shares).

Schedule 4

Tax Covenant

1.	Interpretation

1.1	In this Tax Covenant:

“Accounts Relief” means any Relief which was treated, shown or reflected as an asset in the Audited Accounts or was taken into account in computing any Tax (including any deferred Tax) asset which appears in the Audited Accounts or which was taken into account in computing and so reducing or eliminating any provision for Tax (including deferred Tax) in the Audited Accounts (or which but for such Relief would have been provided for in Audited Accounts);

“Actual Tax Liability” means any liability to make an actual payment of, or in respect of, or on account of, Tax, whether or not the same is primarily payable and whether or not there is or may be any right of reimbursement against any other person (in which case the amount of the Actual Tax Liability will be the amount of the actual payment);

“Assessment” means a claim, assessment, notice or demand issued by a Taxation Authority by which a person is liable or is sought to be made liable to make a payment to a Taxation Authority or to another person or is denied or sought to be denied a Relief, in each case which could give rise to a Tax Covenant Claim;

“Deemed Tax Liability” means:

(a)

the Loss, otherwise than by use or setting off, of an Accounts Relief (other than a repayment of Tax or payment in respect of Tax), and the amount of the Deemed Tax Liability will be the amount of Tax which would not have paid (on the basis of Tax rates current at the Accounts Date) but for the Loss of the Relief, assuming for this purpose that there were sufficient profits to use the Relief (or that the Relief could otherwise have been used);

(b)	the Loss of an Accounts Relief which was a right to repayment of Tax or to a payment in respect of Tax, and the amount of the Deemed Tax Liability will be the amount of the repayment or payment; or

(c)

the use or setting-off of any Purchaser’s Relief where, but for that set-off or use, a Seller would have had a liability to make a payment to the Purchaser under this Schedule, and the amount of the Deemed Tax Liability will be the amount of Tax for which the Seller would have been liable but for such use or set-off;

“Loss” means and includes absence, failure to obtain, non-existence, non-availability, reduction, modification, loss, counteraction, nullification, use, utilisation, set off, disallowance, withdrawal or clawback for whatever reason;

“Purchaser’s Relief” means:

(a)	any Accounts Relief;

(b)	any Relief which arises to a Group Company in the ordinary course of business between the Locked Box Date and Completion;

(c)	any Relief which arises to the Group Company in respect of an event occurring after the Completion Date or in respect of a period (or part-period) commencing after the Completion Date; or

(d)	a Relief which arises to a member of a Purchaser’s Group other than the Group Company;

“Relief” means any relief, loss, allowance, credit, set-off, deduction or exemption for any Tax purposes, any right to repayment of Tax or to a payment in respect of Tax from a Taxation Authority or otherwise, and:

(a)	any reference to the use or set off of a Relief shall be construed accordingly and shall include the use of set-off in part; and

(b)

any reference to the loss of a Relief shall include the failure to obtain, reduction, modification, loss, counteraction, nullification, absence, unavailability, disallowance, withdrawal, clawback, non-existence or cancellation of any such Relief, or to such Relief being available only in a reduced amount;

“Tax” or “Taxation” means and includes all forms of taxation and statutory and governmental, state, provincial, local governmental or municipal charges, duties, contributions and levies, withholdings and deductions, in each case whether of the United Kingdom or elsewhere and whenever imposed and all related penalties, charges, costs and interest;

“Tax Liability” means an Actual Tax Liability or a Deemed Tax Liability; and

“Taxation Authority” means HM Revenue & Customs and any other governmental or other authority body or official competent or authorised to impose, assess, administer or collect Taxation whether in the United Kingdom or elsewhere.

1.2	For the purposes of this Schedule and in particular for computing any Tax liability or Relief an accounting period of the Group Company shall be deemed to have ended on the Completion date.

1.3	References to any “income”, “profits” or “gains” earned, accrued or received shall include income, profits and gains which are deemed to have been earned, accrued or received for Tax purposes.

1.4

References to any “income”, “profits” or “gains” earned, accrued or received before a particular date or in respect of a particular period include income, profits or gains which are deemed for the purposes of any Tax to have been earned, accrued or received at or before the date or in respect of that period.

1.5

Any stamp duty that is payable in respect of any document, or in the case of a document that is outside the United Kingdom, any stamp duty which would be payable in respect of such document if it were brought into the United Kingdom, which is necessary to establish the title of a Group Company to any asset or to enable the Group Company or any other member of the Purchaser’s Group to produce the relevant document in evidence in any civil proceedings or to use the document for any other official purpose, and any interest, fine or penalty relating to such stamp duty, shall be deemed to be a liability of the Group Company to make an actual payment of Tax, and the execution of the document (or, in the case of a bearer instrument, the issue of the instrument or the first transfer in the United Kingdom of the property constituted by it (as applicable)) shall be deemed to be the Event which gave rise to such liability.

1.6

Each of the covenants contained in paragraph 2 shall be construed as a separate and independent covenant and shall not be limited or restricted by reference to or inference from any other covenant contained in paragraph 2.

1.7	References to a repayment of Tax shall include any repayment supplement or interest in respect of it.

2.	Covenant

The Sellers severally covenant to pay to the Purchaser, by way (to the extent possible) of a reduction in consideration, an amount equal to:

2.1	any Actual Tax Liability arising to a Group Company in respect of, by reference to or in consequence of:

(a)	an event occurring on or before Completion; or

(b)	any income, profits or gains which were earned, accrued or received on or before Completion or in respect of a period ending on or before Completion;

2.2	any Deemed Tax Liability;

2.3

any Tax Liability that arises (whether before, on or after Completion) to a Group Company or any member of a Purchaser’s Group due to the relationship for Tax purposes before Completion of a Group Company with any person other than a member of the Purchaser’s Group;

2.4

any liability of a Group Company arising from an obligation to repay the whole or any part of any payment received for any surrender or transfer of any Relief pursuant to an arrangement entered into by a Group Company on or before Completion;

2.5

any amount paid (or payable to the extent it is not yet actually paid) by a Group Company for a surrender or transfer to it of any Relief in respect of any period ended on or prior to Completion to the extent that such Relief is lost, cancelled or disallowed or otherwise proves to be unavailable to set off against income, profits or gains or Tax for the period in respect of which the surrender is made;

2.6

any liability of a Group Company relating to employment taxes or social security contributions in respect of the grant, exercise, surrender, exchange or other disposal of an option or other right to acquire securities, or in respect of any acquisition, holding, variation or disposal of securities where the acquisition of the security or the grant of the option, or other right to acquire the security occurred on or before Completion;

2.7

any liability relating to, in connection with or arising as a result of a Group Company entering into any transaction or arrangement otherwise than on arm’s length terms and/or the lack of documentation relating to the processes by which prices and terms have been arrived at for any transaction or arrangement entered into by the Group Company;

2.8

any liability of a Group Company to pay or account for any employment or payroll taxes or any other Tax under any withholding regime or payroll system or national insurance/social security contributions (in each case together with any related interest and/or penalties) which arises at any time as a result of, in consequence of or in connection with the remuneration paid, or otherwise referable to any period, on or prior to Completion of any person engaged by the Group Company, whether engaged by the Group Company as an employee or office-holder or otherwise (including through a personal services company and/or agency);

2.9

any liability relating to, in connection with or in respect of ZeeloSA Proprietary Limited, arising directly as a result of the Broad-Based Black Economic Empowerment restructuring of that Group Company; and

2.10

any costs and expenses reasonably and properly incurred by the Purchaser, any member of a Purchaser’s Group and/or a Group Company in connection with any liability under this Schedule or in connection with any action taken in taking, defending or settling any action under this Schedule.

3.	Exclusions

The Sellers are not liable in respect of a Tax Covenant Claim under paragraph 2.1 with respect to a Tax Liability to the extent that:

3.1	a specific provision or reserve was included in the Audited Accounts in respect of the matter giving rise to the Tax Liability; or

3.2	payment or discharge of the Tax Liability has been made prior to the Completion Date; or

3.3	it arises as a result of a transaction in the ordinary course of business of any Group Company between the Locked Box Date and Completion; or

3.4	the matter giving rise to the Tax Liability has been discharged or made good without loss or cost to any member of a Purchaser’s Group and/or the Group Company; or

3.5

the matter giving rise to the Tax Liability would not have arisen but for the passing of, or a change in, a law, rule, regulation, rate of Tax, published interpretation of the law or published administrative practice of a Taxation Authority after the date of the Agreement, in each case not actually or prospectively in force at the date of the Agreement; or

3.6

the matter giving rise to the Tax Liability would not have arisen but for the Group Company’s failure or omission after Completion to make a claim, election, surrender or disclaimer, or give a notice or consent in connection with, a provision of an enactment or regulation relating to Tax, the anticipated making, giving or doing of which was taken into account in computing the provision for Tax in the Audited Accounts, but only to the extent that the Purchaser was aware or reasonably ought to have been aware of the need to make or give any such claim, election, surrender, disclaimer, notice or consent and such claim, election, surrender, disclaimer, notice or consent may be validly and legally made; or

3.7

a Relief (other than a Purchaser’s Relief) is immediately available to reduce or eliminate the Tax Liability giving rise to such Claim and such Relief is capable of actual and immediate utilisation; or

3.8

the Tax Liability giving rise to such Tax Covenant Claim results from any voluntary act or omission carried out or effected by any Group Company after Completion, where the Purchaser was aware, other than any act:

(a)	occurring in the ordinary course of the business of the Company as carried on at Completion; or

(b)	occurring in the ordinary course of management of the tax affairs of the Company; or

(c)	carried out or omitted pursuant to a legally binding obligation entered into by the Company before or on Completion; or

(d)	carried out or omitted as required by law, regulation, generally accepted accounting principles or requirement having the force of law whether coming into force before, on or after Completion; or

(e)

carried out or omitted for the purpose of avoiding or mitigating a penalty which would otherwise have been be imposed by such law, regulation or request referred to in paragraph 3.8(c) above or pursuant to any such obligation referred to in paragraph 3.8 (b) above; or

(f)

consisting of the presentation for stamping of any instrument which was entered into prior to Completion where such presentation was made (i) at the request of or with the consent of the Sellers’ Representatives, or (ii) in order to prove title to any asset of a Group Company, or (iii) to rely on any document before or in any court of law; or

(g)	carried out or omitted with the written consent or at the written request or the direction of any of the Sellers or their authorised representatives; or

(h)	in accordance with the terms of this Agreement or any other Transaction Document; or

3.9

the Tax Liability giving rise to such Tax Covenant Claim arises by reason of a voluntary disclaimer, revocation or revision by a Group Company after Completion of any Relief validly claimed by a Group Company before or on Completion; or

3.10

the Tax Liability giving rise to such Tax Covenant Claim arises by virtue of any change after Completion in the bases, methods or policies of accounting of a Group Company, except where such change is necessary to comply with law or generally accepted accounting practice in force in the relevant jurisdiction of such Group Company at Completion; or

3.11

the Tax Liability giving rise to such Tax Covenant Claim is one of interest and penalties and arises due to the fact that any instalment of corporation tax paid before Completion pursuant to the Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998/3175) as a result of or in consequence of income, profits or gains accrued or recovered after Completion; or

3.12

the Tax Liability giving rise to such Tax Covenant Claim would not have arisen but for a cessation of any trade carried on by the Company, being a cessation or change (i) occurring after Completion and (ii) which did not commence or was otherwise contributed to, wholly or partly prior to Completion; or

3.13

the liability in question is a liability to penalties or interest which would not have arisen but for a delay by the Purchaser in paying over to a Tax Authority any payment previously made by the Sellers under this Deed.

4.	Date for Payment

The Sellers shall pay to the Purchaser amounts due under this Schedule in cleared, immediately available funds:

4.1

in the case of amounts due in relation to an Actual Tax Liability, within five Business Days following the date on which the Purchasers give written notice to the Sellers of the amount so payable or, if later, two Business Days before the date on which the relevant Tax is payable;

4.2

in the case of amounts due in relation to limb (c) of the definition of Deemed Tax Liability, within five Business Days following the date on which the Purchasers give written notice to the Sellers of the amount so payable or, if later, two Business Days before the date on which the Tax would have been due for payment; and

4.3	in all other cases, within seven Business days following the date on which the Purchasers give written notice to the Sellers of the amount so payable.

5.	Conduct of Claims

5.1

If the Purchaser becomes aware of an Assessment, the Purchaser shall give written notice thereof to the Sellers’ Representatives as soon as reasonably practicable and in any event within 15 Business Days of becoming aware, such notice containing reasonable particulars of the circumstances relating to such issue of which the Purchaser becomes aware (including all relevant time frames and a reasonable estimate of the amount of any potential Tax Covenant Claim) to the extent available to the Purchaser at that time, provided that giving that notice shall not be a condition precedent to the Sellers’ liability under this Schedule.

5.2

If a Seller becomes aware of an Assessment, that Seller or its designated Sellers’ Representatives shall give written notice thereof to the Purchaser as soon as reasonably practicable (and in any event within 5 Business Days of becoming aware), such notice containing reasonable particulars of the circumstances relating to such issue to the extent available to that Seller at that time, including (where available) a calculation setting out, in that Seller’s reasonable opinion, an estimate of the amount of any potential Claim under this Schedule, provided that giving that notice shall not be a condition precedent to any Seller’s liability under this Schedule.

5.3

The Purchaser shall be entitled to resist any Assessment and to have the conduct (including without limitation, the right to control any proceedings and deal directly with any Taxation Authority) of any such Assessment.

5.4	Subject to the provisions of paragraph 5 and to the Sellers’ compliance with paragraph 5.5, the Purchaser shall, in relation to the Assessment or the matters to which the Assessment relates:

(a)

procure that no Assessment is settled or otherwise compromised without the prior written consent of the Seller, or the Sellers’ Representatives, such consent not to be unreasonably withheld or delayed;

(b)	use their reasonable endeavours to resolve the Assessment with the relevant Taxation Authority as soon as reasonably practicable;

(c)	keep the Sellers’ Representatives informed of all actual or proposed material developments known to the Purchaser;

(d)

promptly notify the Sellers’ Representatives of any intended material oral communication or any meeting with a relevant Taxation Authority and the Sellers shall be entitled to nominate one individual each to attend such meeting or oral communication;

(e)	promptly provide the Sellers’ Representatives with copies of or extracts from all material documents and material correspondence with a Taxation Authority; and

(f)

at least 5 Business Days prior to the date of any intended submission, provide to the Sellers’ Representatives for prior review any material document or correspondence which is to be submitted to the relevant Taxation Authority and (to the extent provided on a timely basis) take such reasonable comments of the Sellers’ Representatives into account when finalising the relevant document or correspondence, provided that the Purchaser nor any Group Company shall be required to submit any document or correspondence (or make any other statement) which is not to the best of any Group Company’s knowledge correct and complete.

5.5

The Sellers shall indemnify the Purchaser and each Group Company in respect of third party costs and expenses reasonably and properly incurred by the Purchaser and/or each Group Company in taking any action or proceedings pursuant to paragraph 5.4.

5.6

The Purchaser or the relevant Group Company shall, without reference to the Sellers’ Representatives, be entitled to admit, compromise, settle, discharge or otherwise deal, in good faith, with an Assessment on such terms as are reasonable:

(a)	if written notice is served on the Purchaser by the Sellers’ Representatives to the effect that they consider the Assessment should no longer be resisted;

(b)

if the Sellers fail to comply with their obligation in paragraph 5.5, but only if such failure has first been notified to the Sellers’ Representatives by the Purchasers and such failure has not ceased by the date falling one month after such notification;

(c)

upon the expiry of any period prescribed by applicable legislation for the making of an appeal against either the Assessment in question or the decision of any court or tribunal in respect of any such Assessment, as the case may be; or

(d)	where the liability derives from or arises out of any dishonest or fraudulent act by any Seller or by any Group Company (on or before Completion) or, in either case, any director or officer thereof.

6.	Tax Affairs

6.1

The Purchaser shall prepare the Tax returns of each Group Company for: (1) all periods ended on or before Completion (each such period a “Pre-Completion Period”) which have not been submitted before Completion; and (2) for the period beginning on or before, but ending after, Completion (the “Straddle Period”).

6.2

The Purchaser shall (or shall procure that the Group Company shall) submit the Tax returns relating to Pre-Completion Periods referred to in paragraph 6.1 in draft form to the Sellers’ Representatives, at least 30 Business Days before the last date on which the return may be filed with the applicable Taxation Authority without incurring interest and penalties (the “filing date”) and the Sellers’ Representatives shall be given an opportunity to make comments thereon. The Purchasers shall (or shall procure that the Group Company shall) take into consideration in the relevant Tax return all reasonable comments of the Sellers’ Representatives that are received at least 10 Business Days before the filing date.

6.3

The Purchaser shall procure that each Group Company shall cause the completed returns mentioned in paragraph 6.2 to be signed and submitted to the appropriate Taxation Authority on a timely basis, provided that the Purchasers shall not be obliged to procure that any Group Company takes any such action as is mentioned in this paragraph 6.3 in relation to any Tax return that is not to the best of any Group Company’s knowledge correct and complete.

6.4

The Purchaser shall prepare all documentation and deal with all matters (including correspondence) relating to the Tax returns of each Group Company for all Pre-Completion Periods, provided that, where there is or is to be any correspondence, meeting or telephone call with any Taxation Authority in relation to such Tax returns or that correspondence:

(a)

the Purchaser shall (or shall procure that the relevant Group Company shall) promptly send copies of all such material correspondence received and copies of all draft replies to the Sellers’ Representatives and shall give to the Sellers’ Representatives an opportunity to make comments thereon a reasonable time in advance of the submission of those replies to the relevant Taxation Authority. The Purchasers shall (or shall procure that the relevant Group Company shall) take into consideration in those replies all reasonable comments of the Purchasers received before their submission; and

(b)

the Purchaser shall (or shall procure that the relevant Group Company shall) give reasonable advance notice of any such meeting or call to the Sellers’ Representatives, and the Sellers’ Representatives shall be entitled to nominate one individual to attend such meeting or call.

6.5

The Purchaser shall provide all such available information as may reasonably be requested by the Sellers’ Representatives to enable the Sellers’ Representatives to exercise its rights under this paragraph 6.

6.6	The Purchaser shall not be obliged to take or to procure that any Group Company takes any action pursuant to paragraph 6 which:

(a)	in relation to the submission of any document or correspondence or the making of any statement, is not to the best of any Group Company’s knowledge correct and complete; or

(b)

it reasonably considers would materially affect the future liabilities or obligations of any member of a Purchaser’s Group or the relationship of any member of a Purchaser’s Group with any Taxation Authority.

6.7	Where there is conflict between the foregoing provisions of this paragraph 6 and paragraph 5, paragraph 5 shall take precedence over the foregoing provisions of this paragraph 6.

7.	Third Party Recovery

7.1

Subject to this paragraph 7, in circumstances where: (i) the Sellers have actually made a cash payment to the Purchasers under this Schedule in respect of a Tax Liability (and such payment has not been refunded by the Purchasers); and (ii) any member of a Purchaser’s Group receives from any person (other than any other member of a Purchaser’s Group) a payment in respect of that Tax Liability (a “Recovered Sum”), then:

(a)	upon the Purchasers becoming so aware, the Purchasers shall notify the Sellers’ Representatives of that fact as soon as reasonably practicable;

(b)	and the lessor of:

(i)	the Recovered Sum less: (1) any Tax suffered thereon; and (2) any costs, expenses and losses incurred in establishing or obtaining such payment; and

(ii)	the amount already paid by the Sellers in respect of the relevant Tax Liability (and not previously refunded under this Schedule) (the “Recovery Amount”),

shall be dealt with in accordance with paragraph 7.2.

7.2	Where this paragraph 7.2 applies, any Recovery Amount shall:

(a)	first be set off against any amounts due by the Sellers under this Schedule; and

(b)	to the extent there is any excess, be paid to the Sellers’ Representatives within 10 Business Days.

7.3

If the Purchaser or the Company becomes aware that it is entitled to recover any amount mentioned in paragraph 7.1, the Purchaser will as soon as reasonably practicable give notice of that fact to the Sellers Representatives and provided that the Sellers indemnify the Purchaser to the reasonable satisfaction of the Purchaser against all losses, costs, damages and expenses (including additional Tax) which may be incurred thereby, the Purchaser shall procure that the Company, at the Sellers’ cost and expense shall take such action as the Sellers may reasonably and promptly request in writing to effect such recovery.

8.	Corresponding Benefits

8.1	Where:

(a)	a liability of a Group Company has resulted in a Relief arising (the “Relevant Relief”); and

(b)	the Sellers have made a payment in full to the Purchasers in respect of that liability under this Schedule; or

(c)

any provision for Tax (other than a provision for deferred Tax) in the Locked Box Accounts is found to be overstated otherwise than by reason of any Purchaser’s Relief or any act of the Purchaser carried out after Completion, the amount of any cash Tax benefit realised by the Purchasers or the Group Company with respect to any such Relevant Relief less: (1) any Tax suffered thereon; and (2) any costs, expenses and losses reasonably and properly incurred in establishing, utilising or obtaining such benefit (the “Tax Saving”) shall be treated in accordance with paragraph 8.2, apart from when such Tax Saving arises as a result of or in relation to:

(d)	any change in law (or a change in the interpretation on the basis of case law), regulation or directive that is made after the date of the Agreement;

(e)	any change in the rates of Tax after the date of the Agreement;

(f)

any change in the published practice of, or any change in a published extra statutory concession of, any Taxation Authority or any change in generally accepted accounting policies or practices, in each case where the same occurs or is made after the date of the Agreement;

(g)	any voluntary act after Completion of the Group Company or any other member of a Purchaser’s Group;

(h)	any failure or omission as described in paragraph 3.6; and

(i)

any changes after Completion of the date to which the Group Company makes up its accounts or in the bases, methods or policies of accounting of the Group Company or any other member of a Purchaser’s Group.

8.2	Subject to paragraph 8.3, the amount of any Tax Saving shall:

(a)	first be set off against any amounts due by the Sellers under this Schedule; and

(b)	to the extent there is any excess in Tax Savings actually received in cash, be paid to the Sellers’ within 10 Business Days.

8.3	Where there would otherwise be any two or more of a Recovery Amount and a Tax Saving in respect of the same matter, the Sellers shall only be entitled to the benefit of one such amount.

8.4	No claim shall be made under paragraph 7 or 8 to the extent that the Sellers have already benefitted from the relevant Recovery Amount or Tax Saving.

9.	Purchaser’s covenant

9.1	Subject to paragraph 9.2, the Purchaser hereby covenants to pay to the Sellers an amount equal to:

(a)

any liability or increased liability to Tax of any Seller arising as a consequence of any failure by the Company or a member of the Purchaser’s Group after Completion to pay any Tax which is the primary liability of the Company or the relevant member of the Purchaser’s Group; and

(b)

all reasonable costs and expenses properly incurred by the Sellers in connection with any liability under this paragraph 9 or in connection with any action taken in taking, defending or settling any action under this paragraph 9.

9.2	Paragraph 9.1 shall not apply to the extent that:

(a)

the Purchaser has validly claimed against the Sellers under this Schedule in respect of the amount of Tax which the Company or a member of the Purchaser’s Group has failed to pay under paragraph 9.1(a) and for which no payment has yet been made by the Sellers; or

(b)

the Purchaser could validly claim against the Sellers under this Schedule for payment of the amount of Tax which the Company or a member of the Purchaser’s Group has failed to pay under paragraph 9.1(a); or

(c)

an amount in respect of Tax has been recovered by the Sellers under any relevant Tax Statute (and the Sellers shall procure that no such recovery is sought to the extent that payment is made hereunder).

9.3

The provisions of clauses 6.3 and 20.3 of this agreement, and paragraphs 4 and 5 of this schedule, shall apply to the covenant contained in this paragraph 9 as they apply to the covenant in paragraph 2 with references to the Sellers being replaced with references to the Purchaser and vice versa and with any other necessary modifications.

Schedule 5

Earn-out Consideration

1.	Definitions

In this Agreement:

“Achievement Notice” has the meaning given to it in paragraph 3.2 of this Schedule;

“Acquired Revenue” means any amounts of revenue that are directly or indirectly acquired by a Group Company, by way of an asset or share purchase, or introduced by a Group Company but acquired by a company that is an affiliated entity of Swvl TopCo (other than, for the avoidance of doubt, the Group) which shall, as applicable, be calculated as such revenue figure minus one third of the total consideration paid or payable in connection with any such acquisition;

“Bad Leaver” means a Leaver:

(a)

who has voluntarily resigned from the Group prior to expiry of the Earn Out Period (other than (i) in circumstances found by a competent authority to constitute constructive dismissal, or (ii) as a consequence of permanent incapacity due to ill-health or disability (of either the Leaver or a Family Member (provided that if the Family Member is a child or adopted or stepchild, such child is under the age of 18)); or;

(b)	whose employment was validly terminated as a result of having been convicted of Fraud;

(c)	whose employment was validly terminated as a result of:

(i)	being convicted of a custodial criminal offence; or

(ii)	committing act(s) of gross misconduct (as such term is defined in the relevant Leaver’s employment contract);

“Earn-out Consideration” means each of the First Earn-out Consideration, the Second Earn-out Consideration and the Third Earn-out Consideration;

“Earn-out Period” means each of the First Earn-out Period, the Second Earn-out Period or the Third Earn-out Period;

“Earn-out Statement” has the meaning set out in paragraph 3.3(b) of this Schedule;

“Earn-out Target” means each of the Second Earn-out Interim Target, the Second Earn-out Target, the Third Earn-out Interim Target and the Third Earn-out Target;

“EC Trading Price” means the three (3) month volume weighted average trading price of each of the TopCo Consideration Shares immediately following Completion, provided that if such volume weighted average trading price is:

(a)	less than US$ 5.00, the EC Trading Price shall be deemed to be US$ 5.00; or

(b)	more than US$ 15.00, the EC Trading Price shall be deemed to be US$ 15.00;

“Expert” means an independent firm of chartered accountants appointed in accordance with paragraph 4 of this Schedule to resolve any dispute arising among the Parties in connection with the preparation of the Earn-out Statement or the calculation of the corresponding Earn-out Payment;

“Family Member” means in relation to a Leaver who is a natural person, their spouse or common law spouse, civil partner and/or any one or more of their children (including adopted and step-children);

“First Earn-out Consideration” has the meaning given to it in paragraph 2.1(a) of this Schedule;

“First Earn-out Period” means the annual accounting period of the Group ending 31 December 2022;

“Good Leaver” means any Leaver who is not a Bad Leaver;

“Leaver” means a person who has ceased to be employed or engaged by the Group prior to the expiry of the Third Earn-out Period;

“Objection Notice” has the meaning set out in paragraph 3.4 of this Schedule;

“Reference Accounts” means in relation to an Earn-out Period, such management accounts comprising, in each case, a balance sheet, a profit and loss account and a cash flow statement, in each case for that Earn-out Period;

“Resolution Notice” has the meaning set out in paragraph 3.6 of this Schedule;

“Revenue” means revenue generated by the Group, where such revenue is recognised in accordance with the Revenue Recognition Policy, from:

(a)	all Transport as a Service (TaaS) and Software as a Service (SaaS) gross revenue in the United States of America and the United Kingdom; and

(b)	all gross revenue of the Business in South Africa,

together with any Acquired Revenue;

“Revenue Recognition Policy” means the Group’s revenue recognition policy attached as Annex 1 to this Schedule;

“Review Period” has the meaning set out in paragraph 3.4 of this Schedule;

“Second Earn-out Consideration” has the meaning given to it in paragraph 2.1(b) of this Schedule;

“Second Earn-out Interim Target” means US$ 64,000,000;

“Second Earn-out Period” means any consecutive 12-month period following the date of this Agreement and ending on or before 31 December 2023;

“Second Earn-out Target” means US$ 80,000,000;

“Third Earn-out Consideration” has the meaning given to it in paragraph 2.1(c) of this schedule;

“Third Earn-out Interim Target” means US$ 96,000,000;

“Third Earn-out Period” means any consecutive 12-month period following the date of this Agreement and ending on or before 31 December 2024; and

“Third Earn-out Target” means US$ 120,000,000.

2.	Earn-out Consideration

2.1	As additional consideration for the Shares, if,

(a)	during the First Earn-out Period, the Company generates Revenue:

(i)

that is greater than or equal to US$ 32,000,000, the Sellers shall have the right to exercise the First C Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire all of the Consideration C Shares then held by the Sellers in consideration for the issue of C Loan Notes with an aggregate value of US$ 28,131,210, upon and subject to the terms and conditions of the First C Put Option; or

(ii)

that is greater than or equal to US$ 25,600,000 but less than US$ 32,000,000, the Sellers shall have the right to exercise the First C Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire all of the Consideration C Shares then held by the Sellers in consideration for the issue of First C Loan Notes with an aggregate value of US$ 28,131,210.00, upon and subject to the terms and conditions of the First C Put Option; and

(iii)

upon completion of the First C Put Option, the Sellers shall have the right to exercise the Second C Put Option pursuant to which they shall be entitled to require Swvl TopCo, and Swvl TopCo shall be required to acquire all of the C Loan Notes in consideration for the issuance of such number of TopCo Consideration Shares as is calculated by dividing the aggregate value of the C Loan Notes by the EC Trading Price (provided always that the relevant number of TopCo Consideration Shares issued shall be rounded up (if 0.5 or over) or down to the nearest whole number),

   (the “First Earn-out Consideration”); and

(b)	during the Second Earn-out Period, the Company generates Revenue:

(i)

that is greater than or equal to the Second Earn-out Target, the Sellers shall have the right to exercise the First D Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire all of the Consideration D Shares then held by the Sellers in consideration for the issue of D Loan Notes with an aggregate value of US$ 28,131,210, upon and subject to the terms and conditions of the First D Put Option; or

(ii)	that is greater than or equal to the Second Earn-out Interim Target but less than the Second Earn-out Target:

(A)

the Sellers shall have the right to exercise the First D Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire 80% (eighty per cent) of the Consideration D Shares then held by the Sellers in consideration for the issue of D Loan Notes with an aggregate value of US$ 22,504,968, upon and subject to the terms and conditions of the First D Put Option, provided that

(B)

if following the issuance of the D Loan Notes referred to in paragraph (b)(ii)(A) above, but during the remainder of the Second Earn-out Period, the Company generates further Revenue that is equal to the difference between of the Second Earn-out Interim Target and the Second Earn-out Target, the Sellers shall have the right to exercise a further D Put Option pursuant to which they shall be entitled to require

Swvl Inc, and Swvl Inc shall be required, to acquire all of the remaining Consideration D Shares then held by the Sellers in consideration for issue of further D Loan Notes with an aggregate value of US$ 5,626,242, upon and subject to the terms and conditions of the First D Put Option; and

(iii)

upon completion of any exercise of the First D Put Option, the Sellers shall have the right to exercise the Second D Put Option pursuant to which they shall be entitled to require Swvl TopCo, and Swvl TopCo shall be required, to acquire all of the D Loan Notes then held by the Sellers in consideration for the issuance of such number of TopCo Consideration Shares as is calculated by dividing the aggregate value of the relevant D Loan Notes by the EC Trading Price (provided always that the relevant number of TopCo Consideration Shares issued shall be rounded up (if 0.5 or over) or down to the nearest whole number),

   (the “Second Earn-out Consideration”); and

(c)	during the Third Earn-out Period, the Company generates Revenue:

(i)

that is greater than or equal to the Third Earn-out Target, the Sellers shall have the right to exercise the First E Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire all of the Consideration E Shares then held by the Sellers in consideration for the issue of First E Loan Notes with an aggregate value of US$ 28,131,210, upon and subject to the terms and conditions of the First E Put Option; or

(ii)	that is greater than or equal to the Third Earn-out Interim Target but less than the Third Earn-out Target:

(A)

the Sellers shall have the right to exercise the First E Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire 80% (eighty per cent) of the Consideration E Shares then held by the Sellers in consideration for the issue of First E Loan Notes with an aggregate value of US$ 22,504,968, upon and subject to the terms and conditions of the First E Put Option, provided that

(B)

if following the issuance of the First E Loan Note referred to in paragraph (c)(ii)(A) above, but during the remainder of the Third Earn-out Period, the Company generates further Revenue that is equal to the difference between of the Third Earn-out Interim Target and the Third Earn-out Target, the Sellers shall have the right to exercise a further First E Put Option pursuant to which they shall be entitled to require Swvl Inc, and Swvl Inc shall be required, to acquire all of the remaining Consideration E Shares then held by the Sellers in consideration for issue of further First E Loan Notes with an aggregate value of US$ 5,626,242, upon and subject to the terms and conditions of the First E Put Option; and

(iii)

upon completion of any exercise of the First E Put Option, the Sellers shall have the right to exercise the Second E Put Option pursuant to which they shall be entitled to require Swvl TopCo, and Swvl TopCo shall be required, to acquire all of the E Loan Notes then held by the Sellers in consideration for the issuance of such number of TopCo Consideration Shares as is calculated by dividing the aggregate value of the relevant E Loan Notes by the EC Trading Price (provided always that the relevant number of TopCo Consideration Shares issued shall be rounded up (if 0.5 or over) or down to the nearest whole number),

(the “Third Earn-out Consideration”).

For the purposes of this paragraph 2.1, any Loan Notes and/or any TopCo Consideration Shares to be issued to the Sellers shall be apportioned among the Sellers as confirmed in writing to the Purchaser by the Sellers’ Representatives upon service of relevant notice(s) pursuant to the relevant Put Option Agreements in accordance with the Seller’s respective Pro Rata Portion A.

2.2

Any Earn-out Consideration shall be determined in accordance with paragraph 3 and paragraph 4 of this Schedule and shall be issued to the Sellers by Swvl TopCo in accordance with paragraph 2.3 of this Schedule. A worked example of the determination of the Earn-out Consideration in set out in Annex 2 to this Schedule.

2.3

The Purchaser shall procure that the requisite number of Loan Notes and/or TopCo Consideration Shares (as the case may be) (as determined in accordance with this Schedule) in respect of an Earn-out Consideration are issued to the Sellers within twenty (20) Business Days after:

(a)	the Sellers agreeing (or being deemed to have agreed in accordance with paragraph 3.5 of this Schedule) the Earn-out Statement specifying the amount of the relevant Earn-out Consideration; or

(b)	if an Objection Notice is served in accordance with paragraph 3.4 of this Schedule, the Parties:

(i)	agreeing in writing all disputed matters concerning the Earn-out Statement and the calculation of the corresponding Earn-out Consideration; or

(ii)	receiving notice of the Expert’s determination of the relevant Earn-out Consideration in accordance with paragraph 4 of this Schedule.

2.4

The Purchaser shall be entitled to withhold and set off against any Earn-out Payment otherwise due and payable to a Seller under this Schedule any amount due and payable by that Seller to the Purchaser in respect of any Claim that is Resolved arising out of or in connection with this Agreement.

3.	Earn-out Statement and Agreeing the Earn-out Consideration

3.1

In respect of the First Earn-out Period, the Purchaser shall procure that the Reference Accounts are prepared and audited as soon as practicable within sixty (60) days after the last day of the First Earn-out Period.

3.2

In respect of the Second Earn-out Period or the Third Earn-out Period, if the Sellers believe that an Earn-out Target was achieved in the relevant Earn-out Period, the Sellers’ Representatives shall notify the Purchaser in writing (the “Achievement Notice”) as soon as reasonably practicable and in any event within thirty (30) days following the last day of the relevant Earn-out Period, and the Purchaser shall procure that Reference Accounts are prepared in respect of such period and audited as soon as practicable within sixty (60) days after receipt of such Achievement Notice.

3.3	Within ten (10) Business Days after completion of the audit of the Reference Accounts, the Purchaser shall deliver to the Sellers’ Representatives:

(a)	a copy of the relevant Reference Accounts; and

(b)	a statement prepared by the Group Auditors (the “Earn-out Statement”) setting out:

(i)	its calculation of the Revenue; and

(ii)	its calculation of the resulting Earn-out Consideration due (if any).

3.4

The Sellers’ Representatives shall, within twenty (20) Business Days after receipt of the Reference Accounts and the Earn-out Statement (the “Review Period”), deliver to the Purchaser a written notice stating whether it agrees with the Earn-out Statement and the Purchaser’s calculation of the relevant Earn-out Consideration. In the event of any disagreement, the notice (the “Objection Notice”) shall specify the areas disputed by the Sellers and describe, in reasonable detail, the basis for the dispute, provided that the only ground on which the Sellers may dispute any matter in the Earn-out Statement is manifest error.

3.5

If a Sellers’ Representative fails to deliver an Objection Notice during the Review Period its relevant Sellers shall, with effect from the expiry of the Review Period, be deemed to agree the Earn-out Statement and the amount of any Earn-out Consideration specified in it.

3.6

If a Sellers’ Representative serves an Objection Notice in accordance with paragraph 3.4 of this Schedule, the Purchaser and the Seller Representatives shall seek in good faith to resolve the disputed matters and agree the amount of the Revenue and the Earn-out Consideration as soon as reasonably possible. If the Purchaser and the Seller Representatives are unable to reach agreement within ten (10) Business Days after the service of the Objection Notice, then at any time following the expiry of such period either the Purchaser or the Seller Representatives (acting collectively) may, by written notice to the other (the “Resolution Notice”), require the disputed matters to be referred to an Expert for determination in accordance with paragraph 4 of this Schedule.

3.7	Each Party shall bear and pay its own costs incurred in connection with the review and agreement of the Earn-out Statement and the calculation of the Earn-out Consideration.

4.	Expert Determination

4.1

If a Resolution Notice is served by either the Purchaser or the Sellers’ Representatives (acting collectively), the Purchaser and the Sellers’ Representatives shall use all reasonable endeavours to reach agreement regarding the identity of the person to be appointed as the Expert and to agree terms of appointment with the Expert as soon as reasonably possible.

4.2

If the Purchaser and the Sellers’ Representatives fail to agree on an Expert and their terms of appointment within 10 Business Days of either party serving details of a proposed Expert on the other, the Purchaser shall appoint a ‘Big 4’ accounting firm as the Expert and, acting reasonably and in good faith, agree the terms of appointment with the Expert.

4.3

Except for any procedural matters, or as otherwise expressly provided in this Schedule, the scope of the Expert’s determination shall be limited to determining the unresolved matters in the Objection Notice relating to:

(a)	whether the Earn-out Statement has been prepared, and the corresponding calculation of the Earn-out Consideration has been made, in accordance with the requirements of this Schedule;

(b)	whether any errors have been made in the preparation of the Earn-out Statement and the corresponding calculation of the Earn-out Consideration; and

(c)

any consequential adjustments, corrections or modifications that are required for the Earn-out Statement to have been prepared, and the corresponding calculation of the Earn-out Consideration to have been made, in accordance with the requirements of this Schedule.

4.4

The Parties shall co-operate with the Expert and shall provide (and in the case of the Purchaser shall procure that each Group Company provides) such assistance and access to such documents, personnel, books and records as the Expert may reasonably require for the purpose of making its determination.

4.5

The parties shall be entitled to make submissions to the Expert, and each party shall, with reasonable promptness, supply the other party with all such necessary information and access to the Group’s documentation, books and records as the other party may reasonably require in order to make a submission to the Expert in accordance with this paragraph 4.

4.6

Unless otherwise agreed by the Parties, the Expert shall be required to make its determination in writing (including the reasons for its determination) and to provide a copy to each Party as soon as reasonably practicable and in any event within thirty (30) Business Days after its appointment.

4.7	All matters under this paragraph 4 shall be conducted, and the Expert’s decision shall be written, in the English language.

4.8

The Expert shall act as an expert and not as an arbitrator. Save in the event of manifest error or fraud the Expert’s determination of any matters referred to the Expert in accordance with this Schedule shall be final and binding on the Parties.

4.9	Each Party shall act reasonably and co-operate to give effect to the provisions of this paragraph 4 and shall not do anything to hinder or prevent the Expert from reaching its determination.

4.10

Each Party shall bear and pay its own costs incurred in connection with the Expert’s determination pursuant to this paragraph 4. The Expert’s fees and any costs or expenses incurred in making its determination (including the fees and costs of any advisers appointed by the Expert) shall be borne equally between the Purchaser on the one hand and the Sellers on the other, or in such other proportions as the Expert may direct.

5.	Undertakings and Conduct of Business During the Earn-out Period

5.1	Unless otherwise agreed between the Parties, the Purchaser undertakes to the Sellers that:

(a)

at all times between Completion and the expiry of all Earn-out Periods it shall procure the provision of funding of not less than US$ 15,000,000 to the Group, by way of equity or debt injections over the course of the Earn-out Periods (the “Funding Plan Obligation”);

(b)

it shall procure on the date of this Agreement, the provision of funding to the Group of not less than US$ 5,000,000 of the Funding Plan Obligation pursuant to and in accordance with the terms of the Convertible Promissory Note (Signing);

(c)

it shall direct (and shall procure that: (i) any wholly-owned subsidiary of Swvl TopCo; and (ii) any subsidiary of Swvl TopCo that is: (x) at least seventy five per cent (75%) owned by Swvl TopCo; (y) is not wholly-owned by Swvl TopCo solely due to applicable structuring and compliance with laws considerations; and (z) is otherwise treated by Swvl TopCo as a consolidated wholly-owned subsidiary for governance purposes, in each case, directs) to the Company or a relevant Group Company all trading and business opportunities which reasonably relate to the Business in the jurisdictions in which the Company trades as at the date of this Agreement, and shall not deliberately and intentionally divert any trading or business opportunities addressed by the aforementioned in circumvention of the obligations of this sub-paragraph (c);

(d)

it shall not terminate the employment of any of the Management Warrantors other than in circumstances which would constitute the relevant Management Warrantor qualifying as a Bad Leaver. For the avoidance of doubt:

(i)

if a Management Warrantor’s employment is terminated for a matter that would constitute the relevant Management Warrantor qualifying as a Bad Leaver, such Management Warrantor shall no longer be entitled to any Consideration that has not yet been paid to them as of the time they became a Bad Leaver; or

(ii)

a Management Warrantor who is a Good Leaver shall remain fully entitled to any Consideration that has not yet been paid to them as of the time they became a Leaver (including but not limited to pursuant to any Employee Options Roll-over Agreement to which they are a party);

(e)

subject to applicable law and public company disclosure regulations to which it is subject, it shall provide the Sellers with quarterly management accounts in relation the Group in order to monitor the performance of the Group in connection with the Earn Out Consideration, provided that, such information shall only be available following market announcements of the Purchaser’s group in each relevant reporting period;

(f)

it shall not, directly or indirectly, take any action or cause or permit anything to be done which could reasonably distort the financial performance of the Company or any of the Group Companies, or with the intention of avoiding or reducing the amount of the Earn-out Consideration;

(g)	it shall not sell, transfer or otherwise dispose of any of the shares in the capital of the Company or any of the Subsidiaries (or enter into any agreement to do so); and

(h)

it shall procure that neither the Company nor any of the Group Companies shall sell, transfer or otherwise dispose of all or a material part of its business, assets or undertaking, or any shares in the capital of any Group Company (or enter into an agreement to do so).

5.2

Swvl TopCo undertakes to the Sellers that, until such time as the Third Earn-out Consideration has been settled in accordance with the applicable provisions of this Schedule, it shall not, and shall exercise all voting rights and powers of control available to it in relation to the Purchaser and otherwise to procure that the Purchaser shall not, effect any of the following matters in a manner which will have the effect of adversely affecting the rights attaching to the Consideration Shares or in any way reduce the Sellers rights relating thereto in such a manner as to deprive them of any right or benefit under the Put Option Agreements without the prior written consent of the Sellers’ Representatives:

(a)	permit or cause to be proposed any alteration to its issued share capital or the rights attaching to its shares;

(b)

create, allot, issue, buy-in or redeem any share or loan capital or grant or agree to grant any options or warrants for the issue of any share or loan capital or issue any securities convertible into shares;

(c)	permit, effect, or cause to be proposed any amendment to the Purchaser M&As;

(d)	permit, cause, approve, or register any transfer of any share or loan capital other than in accordance with this Agreement and/or the Put Option Agreements;

(e)	offer or grant any superior registration rights to any future shareholder in the Purchaser or Swvl TopCo without offering the same rights to the Sellers;

(f)	the proposal or passing of a resolution to wind up the Company or any of the Group Companies;

(g)

levy any management charges, fees or other intra-group charges or any interest payments on intra-group borrowings on the Company or any of the Group Companies by another member of the Purchaser’s Group which has the effect of reducing or having a material adverse impact on the Company or any of the Group Companies of their ability to achieve the Earn-Out Targets;

(h)

effect any intra-group transactions between the Company or any of the Group Companies and another member of the Purchaser’s Group other than transaction on an arm’s length basis and upon reasonable commercial terms; or

(i)

it shall not divert or redirect any trading or business opportunities away from the Company or any of the Group Companies in breach of paragraph 5.1(c) above in such a manner that has the effect of reducing or having a material impact on the Company or any of the Group Companies or their ability to achieve the Earn-Out Targets.

5.3

As a separate obligation, severable from the obligations in paragraph 5.2, the Purchaser agrees that, for so long as any of the Sellers hold any Consideration Shares, it shall not effect any of the matters referred to in paragraph 5.2 without the prior written consent of the Sellers’ Representatives.

6.	Redemption of Consideration Shares

6.1

On the Business Day immediately following the date on which the Earn-out Statement in relation to the First Earn-out Period is finally determined in accordance with paragraph 3 and paragraph 4 of this Schedule, if there are any Consideration C Shares in respect of which the First C Put Option has not been exercised as set out in paragraph 2.1 above:

(a)

all such Consideration C Shares held by the Sellers at such time shall be deemed to be immediately cancelled and returned to the Purchaser (at no cost to the Purchaser) and such Seller shall immediately surrender his respective Consideration C Shares to the Company in accordance with the provision of section 59(1A) of the BCA, each relevant Seller by entering into this Agreement, provides its consent in writing to the surrender of such Consideration C Shares as required under section 59(1B) of the BCA and for any other purposes; and

(b)

(without prejudice to paragraph (a) above) the Purchaser shall have the right to redeem or otherwise acquire such Consideration C Shares from the Sellers for nil consideration in accordance with Section 59(1)(b) of the BCA and on the terms as more fully provided for in the Purchaser’s M&As and following such redemption or acquisition, the Consideration C Shares shall be immediately cancelled. Each relevant Seller by entering into this Agreement, provides its consent in writing to the redemption of such Consideration C Shares as required under section 59(3) of the BCA and for any other purposes.

6.2

On the Business Day immediately following the date, (i) on which the Earn-out Statement in relation to the Second Earn-out Period is finally determined in accordance with paragraph 3 and paragraph 4 of this Schedule (which in any case should be the date following the last day of the Second Earn-out Period), or (ii) if no Achievement Notice in respect of the Second Earn-out Target is delivered by the Sellers’ Representatives, that is thirty (30) days after the end of the Second Earn-out Period, if there are any Consideration D Shares in respect of which the First D Put Option has not been exercised as set out in paragraph 2.1 above:

(a)

all such Consideration D Shares held by the Sellers at such time shall be deemed to be immediately cancelled and returned to the Purchaser (at no cost to the Purchaser) and such Seller shall immediately surrender his respective Consideration D Shares to the

Company in accordance with the provision of section 59(1A) of the BCA, each relevant Seller by entering into this Agreement, provides its consent in writing to the surrender of such Consideration D Shares as required under section 59(1B) of the BCA and for any other purposes; and

(b)

(without prejudice to paragraph (c) above) the Purchaser shall have the right to redeem or otherwise acquire such Consideration D Shares from the Sellers for nil consideration in accordance with Section 59(1)(b) of the BCA and on the terms as more fully provided for in the Purchaser’s M&As and following such redemption or acquisition, the Consideration D Shares shall be immediately cancelled. Each relevant Seller by entering into this Agreement, provides its consent in writing to the redemption of such Consideration D Shares as required under section 59(3) of the BCA and for any other purposes.

6.3

On the Business Day immediately following the date, (i) on which the Earn-out Statement in relation to the Third Earn-out Period is finally determined in accordance with paragraphs 3 and 4 of this Schedule (which in any case should be the date following the last day of the Third Earn-out Period), or (ii) if no Achievement Notice in respect of the Third Earn-out Target is delivered by the Sellers’ Representatives, that is thirty (30) days after the end of the Third Earn-out Period, if there are any Consideration E Shares in respect of which the First E Put Option has not been exercised as set out in paragraph 2.1 above:

(a)

all such Consideration E Shares held by the Sellers at such time shall be deemed to be immediately cancelled and returned to the Purchaser (at no cost to the Purchaser) and such Seller shall immediately surrender his respective Consideration E Shares to the Company in accordance with the provision of section 59(1A) of the BCA, each relevant Seller by entering into this Agreement, provides its consent in writing to the surrender of such Consideration E Shares as required under section 59(1B) of the BCA and for any other purposes; and

(b)

(without prejudice to paragraph (c) above) the Purchaser shall have the right to redeem or otherwise acquire such Consideration E Shares from the Sellers for nil consideration in accordance with Section 59(1)(b) of the BCA and on the terms as more fully provided for in the Purchaser’s M&As and following such redemption or acquisition, the Consideration E Shares shall be immediately cancelled. Each relevant Seller by entering into this Agreement, provides its consent in writing to the redemption of such Consideration E Shares as required under section 59(3) of the BCA and for any other purposes.

Annex 1

Revenue Recognition Policy

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured as the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes. The following criteria must also be met before revenue is recognised:

Rendering of services

Revenue from a contract to provide services is recognised in the period in which the services are provided in accordance with the stage of completion of the contract when all of the following conditions are satisfied:

•	the amount of revenue can be measured reliably;

•	it is probable that the Group will receive the consideration due under the contract;

•	the stage of completion of the contract at the end of the reporting period can be measured reliably; and

•	the costs incurred and the costs to complete the contract can be measured reliably.

Annex 2

Worked Example of Earn-out calculations

Zeelo Ltd
Example Revenue for Earnout
	Jan-22	Feb-22	Mar-22	Apr-22	May-22	Jun-22	Jul-22	Aug-22	Sep-22	Oct-22	Nov-22	Dec-22
Total Revenue (£)	£2,016,351	£2,059,851	£2,118,351	£2,191,851	£2,265,351	£2,338,851	£2,412,351	£2,485,851	£2,964,351	£3,037,851	£3,111,351	£3,184,851
LTM (£)												£30,187,208

Total Revenue ($)	$2,701,910	$2,760,200	$2,838,590	$2,937,080	$3,035,570	$3,134,060	$3,232,550	$3,331,040	$3,972,230	$4,070,720	$4,169,210	$4,267,700
LTM ($)												$40,450,858

Example: we do better than plan
Total Revenue (£)	£2,117,168	£2,162,843	£2,224,268	£2,301,443	£2,378,618	£2,455,793	£2,532,968	£2,610,143	£3,112,568	£3,189,743	£3,266,918	£3,344,093
LTM (£)												£31,696,568

Total Revenue ($)	$2,837,005	$2,898,210	$2,980,519	$3,083,934	$3,187,348	$3,290,763	$3,394,177	$3,497,592	$4,170,841	$4,274,256	$4,377,670	$4,481,085
LTM ($)	$2,837,005	$5,735,215	$8,715,735	$11,799,668	$14,987,017	$18,277,780	$21,671,957	$25,169,549	$29,340,390	$33,614,646	$37,992,317	$42,473,401

$32M Target	1	2	3	4	5	6	7	8	9	10
$40M Target	1	2	3	4	5	6	7	8	9	10	11	12
$64M Target								1	2	3	4	5
$80M Target											1	2
$96M Target
$120M Target

Zeelo Ltd
Example Revenue for Earnout
	Jan-23	Feb-23	Mar-23	Apr-23	May-23	Jun-23	Jul-23	Aug-23	Sep-23	Oct-23	Nov-23	Dec-23
Total Revenue (£)	£3,703,351	£3,896,851	£4,090,351	£4,283,851	£4,477,351	£4,745,851	£5,014,351	£5,282,851	£5,813,851	£6,082,351	£6,350,851	£6,619,351
LTM (£)	£31,874,208	£33,711,208	£35,683,208	£37,775,208	£39,987,208	£42,394,208	£44,996,208	£47,793,208	£50,642,708	£53,687,208	£56,926,708	£60,361,208

Total Revenue ($)	$4,962,490	$5,221,780	$5,481,070	$5,740,360	$5,999,650	$6,359,440	$6,719,230	$7,079,020	$7,790,560	$8,150,350	$8,510,140	$8,869,930
LTM ($)	$42,711,438	$45,173,018	$47,815,498	$50,618,778	$53,582,858	$56,808,238	$60,294,918	$64,042,898	$67,861,228	$71,940,858	$76,281,788	$80,884,018

Example: we do better than plan
Total Revenue (£)	£4,258,853	£4,481,378	£4,703,903	£4,926,428	£5,148,953	£5,457,728	£5,766,503	£6,075,278	£6,685,928	£6,994,703	£7,303,478	£7,612,253
LTM (£)	£33,838,253	£36,156,788	£38,636,423	£41,261,408	£44,031,744	£47,033,679	£50,267,214	£53,732,349	£57,305,709	£61,110,669	£65,147,229	£69,415,389

Total Revenue ($)	$5,706,863	$6,005,047	$6,303,230	$6,601,414	$6,899,597	$7,313,356	$7,727,114	$8,140,873	$8,959,144	$9,372,902	$9,786,661	$10,200,419
LTM ($)	$45,343,259	$48,450,096	$51,772,807	$55,290,287	$59,002,536	$63,025,129	$67,358,066	$72,001,347	$76,789,650	$81,888,296	$87,297,287	$93,016,621

$32M Target
$40M Target
$64M Target	6	7	8	9	10	11	12
$80M Target	3	4	5	6	7	8	9	10	11	12
$96M Target		1	2	3	4	5	6	7	8	9	10	11
$120M Target						1	2	3	4	5	6	7

Zeelo Ltd
Example Revenue for Earnout
	Jan-24	Feb-24	Mar-24	Apr-24	May-24	Jun-24	Jul-24	Aug-24	Sep-24	Oct-24	Nov-24	Dec-24
Total Revenue (£)	£6,877,851	£6,943,851	£7,009,851	£7,075,851	£7,141,851	£7,207,851	£7,273,851	£7,339,851	£8,105,851	£8,171,851	£8,237,851	£8,303,851
LTM (£)	£63,535,708	£66,582,708	£69,502,208	£72,294,208	£74,958,708	£77,420,708	£79,680,208	£81,737,208	£84,029,208	£86,118,708	£88,005,708	£89,690,208

Total Revenue ($)	$9,216,320	$9,304,760	$9,393,200	$9,481,640	$9,570,080	$9,658,520	$9,746,960	$9,835,400	$10,861,840	$10,950,280	$11,038,720	$11,127,160
LTM ($)	$85,137,848	$89,220,828	$93,132,958	$96,874,238	$100,444,668	$103,743,748	$106,771,478	$109,527,858	$112,599,138	$115,399,068	$117,927,648	$120,184,878

Example: we do better than plan
Total Revenue (£)	£8,597,313	£8,679,813	£8,762,313	£8,844,813	£8,927,313	£9,009,813	£9,092,313	£9,174,813	£10,132,313	£10,214,813	£10,297,313	£10,379,813
LTM (£)	£73,753,849	£77,952,284	£82,010,694	£85,929,079	£89,707,439	£93,259,524	£96,585,334	£99,684,869	£103,131,255	£106,351,365	£109,345,200	£112,112,760

Total Revenue ($)	$11,520,400	$11,630,950	$11,741,500	$11,852,050	$11,962,600	$12,073,150	$12,183,700	$12,294,250	$13,577,300	$13,687,850	$13,798,400	$13,908,950
LTM ($)	$98,830,158	$104,456,061	$109,894,330	$115,144,966	$120,207,969	$124,967,763	$129,424,348	$133,577,725	$138,195,881	$142,510,829	$146,522,568	$150,231,098

$32M Target
$40M Target
$64M Target
$80M Target
$96M Target	12
$120M Target	8	9	10	11	12

Schedule 6

Schedule 7

Form of Accredited Investor Certificate

The undersigned is interested in participating in the sale and issuance of certain securities described in the Share Sale and Purchase Agreement (the “Agreement”) by and between certain Investor Sellers, Management Sellers, Minority Sellers, Swvl Holdco Corp, Swvl Global FZE and Swvl Global FZE relating to the sale and issuance of certain preferred Shares, Common Shares and Loan Notes (the “Securities”) and hereby certifies that:

1.

Accredited Investor. The undersigned is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned is (check all that apply):

(a)	If the undersigned is an individual:

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (as defined in Rule 501(j) under the Securities Act), exceeds $1,000,000[2];

☐

Any natural person who had an individual income in excess of $200,000 in 2020 and 2021 or joint income with that person’s spouse or spousal equivalent (as defined in Rule 501(j) under the Securities Act) in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 2022;

☐	an individual who is a director, executive officer or general partner of Swvl Holdco Corp, Swvl Inc. or Swvl Holdings Corp (each, an “Issuer”);

☐

an individual holding in good standing one or more of the following certifications, designations and/or credentials: (i) Licensed General Securities Representative (Series 7); (ii) Licensed Investment Adviser Representative (Series 65); and/or (iii) Licensed Private Securities Offerings Representative (Series 82); or

☐	an individual who is a knowledgeable employee (as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940) of any Issuer.

(b)	If the undersigned is an institution:

☐

A bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; an insurance company as defined in section 2(a)(13) of the Securities Act; an investment company registered

[2]

For purposes of this item, “net worth” means the excess of total assets at fair market value, including home and personal property, over total liabilities, but excluding the value of the primary residence and any indebtedness secured by the person’s primary residence at the time of the sale of the Securities. Note, however, that (i) the amount of such outstanding indebtedness at the time of sale of the Securities that exceeds the amount outstanding 60 days before such time, except as a result of the acquisition of the primary residence, will be included in liability; and (ii) any indebtedness secured by the person’s primary residence that is in excess of the estimated fair market value of the primary residence will also be included in liability.

under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐

an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

☐	an entity in which all of the equity owners are accredited investors;

☐

an entity, of a type not listed in this paragraph 1(b), not formed for the specific purpose of acquiring the securities offered, owning investments (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940) in excess of $5,000,000;

☐

A family office (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940), (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (a “Family Office”); or

☐

A family client (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940) of a Family Office whose prospective investment in any Issuer is directed by such Family Office pursuant to the immediately preceding paragraph in this Section 1(b).

2.

No Solicitation. The undersigned acknowledges that neither any Issuer nor any other person offered to sell the Securities to the undersigned by means of any form of general advertising, such as media advertising or seminars.

3.

No Purchaser Representative. The undersigned has not used any person as a “Purchaser Representative” within the meaning of Regulation D under the Securities Act to represent him in determining whether he should acquire the Securities.

4.

Investment for Own Account. The undersigned represents that the Securities to be acquired by the undersigned will be acquired for investment for the undersigned’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not presently have any contract or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities.

5.

Blue Sky. The address for the undersigned provided to any Issuer by the undersigned is the undersigned’s true and correct residence and jurisdiction, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction; all offers or solicitations of interest about any Issuer were made to the undersigned at that address or elsewhere within that state; no offers or solicitations were made to the undersigned in any state other than that state; and the undersigned executed the Agreement and this certificate within that state.

IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Certificate as of the      day of                 , 2022.

Name: